 PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MAY 18, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240 14a-12

Omega Protein Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MAY 18, 2016

_______ ___, 2016

To Our Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Omega Protein Corporation (the “Company”) to be held on __________, _________ ____, 2016 at 9:00 a.m., local time, at _________________________. A Notice of the Annual Meeting, Proxy Statement and WHITE Proxy Card are enclosed with this letter. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2015 also accompanies this mailing.

The Annual Meeting will be held for the following purposes:

1.	To elect three Class III directors to the Board of Directors of the Company (the “Board of Directors”) from the nominees named in the accompanying proxy statement (the “Proxy Statement”) and any others properly nominated in accordance with Section 1.11 of our Amended and Restated Bylaws for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016;

3.	To hold an advisory vote on executive compensation;

4.	To adopt an amendment to the Bylaws of the Company to implement a majority voting standard in uncontested director elections; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The accompanying Proxy Statement is designed to answer your questions and provide you with important information regarding the Board of Directors and senior management and the matters that will be voted on at the Annual Meeting.

As you may be aware, Wynnefield Capital Management, LLC (together with its affiliates and related parties, “Wynnefield”) has notified us that it intends to nominate a slate of three nominees, Michael N. Christodolou, David H. Clarke and James L. Sherbert, for election as directors at the Annual Meeting. The Corporate Governance and Nominating Committee interviewed each of Wynnefield’s nominees and the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated David H. Clarke for election as director at the Annual Meeting. However, the Board of Directors does not endorse Wynnefield’s other nominees, Mr. Christodolou and Mr. Sherbert, and recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, we hope that you will read the enclosed Notice of Annual Meeting, Proxy Statement and the voting instructions on the enclosed WHITE Proxy Card. We hope that you will promptly vote by completing, signing and dating the WHITE Proxy Card and mailing it in the enclosed, postage pre-paid envelope, or vote by telephone or the Internet by following the instructions on the WHITE Proxy Card. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, bank or other nominee that holds the shares to provide you with evidence of your share ownership. The Board of Directors strongly encourages you not to return any proxy card sent to you by Wynnefield. If you vote using a proxy card sent to you by Wynnefield, you can subsequently revoke it by following the instructions on the WHITE Proxy Card to vote over the Internet or by telephone or by completing, signing and dating the enclosed WHITE Proxy Card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy will count. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying Proxy Statement.

We appreciate your continued interest in the Company. We look forward to greeting in person at the Annual Meeting as many of our stockholders as possible. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005
Stockholders May Call Toll-Free: (866) 521-4192

Banks & Brokers May Call Collect: 212-269-5550

Email: OME@dfking.com

The attached Proxy Statement is dated [●], 2016 and is first being mailed to stockholders on or about [●], 2016, together with the WHITE Proxy Card and the Annual Report to Stockholders for the fiscal year ended December 31, 2015.

Sincerely,

GARY R. GOODWIN
Chairman of the Board

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MAY 18, 2016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD _____ ___, 2016

TO THE STOCKHOLDERS OF OMEGA PROTEIN CORPORATION:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Omega Protein Corporation, a Nevada corporation (the “Company”) will be held at ______________________________ on ________, _____ ___, 2016 at 9:00 a.m., local time, for the following purposes:

1.	To elect three Class III directors to the Board of Directors of the Company (the “Board of Directors”) from the nominees named in the accompanying proxy statement (the “Proxy Statement”) and any others properly nominated in accordance with Section 1.11 of our Amended and Restated Bylaws (as amended, the “Bylaws”) for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016;

3.	To hold an advisory vote on executive compensation;

4.	To adopt an amendment to the Bylaws to implement a majority voting standard in uncontested director elections; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors unanimously recommends that you use the enclosed WHITE Proxy Card to vote FOR each of the Company’s nominees for Class III director in proposal 1 and FOR each of proposals 2, 3 and 4.

You are cordially invited to attend the Annual Meeting. The Board of Directors has fixed the close of business on ______ ___, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT. If you are a stockholder of record, whether or not you personally plan to attend the Annual Meeting, please take a few minutes now to vote over the Internet or by telephone following the instructions on the WHITE Proxy Card, or by completing, signing and dating the enclosed WHITE Proxy Card and mailing it in the postage pre-paid envelope provided. If your shares are held in “street name,” that is, held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Regardless of the number of Company shares you own, your vote is important.

Please note that Wynnefield Capital Management, LLC (together with its affiliates and related parties, “Wynnefield”) has notified the Company of its intention to nominate a slate of three nominees, Michael N. Christodolou, David H. Clarke and James L. Sherbert, for election as directors at the Annual Meeting. The Corporate Governance and Nominating Committee interviewed each of Wynnefield’s nominees and the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Mr. Clarke for election as director at the Annual Meeting. However, the Board of Directors does not endorse Wynnefield’s other nominees, Mr. Christodolou and Mr. Sherbert. You may receive proxy solicitation materials from Wynnefield, including a proxy statement and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Wynnefield or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Wynnefield or any other statements that Wynnefield may otherwise make.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES USING THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY WYNNEFIELD.

If you have previously signed a proxy card sent by Wynnefield, you have the right to change your vote by telephone or by Internet by following the instructions on the WHITE Proxy Card, or by completing, signing and dating the enclosed WHITE Proxy Card and mailing it in the postage pre-paid envelope provided. Only your latest dated proxy card will be counted. If you hold your shares in street name, please follow the voting instructions provided by your bank, broker or other nominee to change your vote. We urge you to disregard any proxy card sent to you by Wynnefield.

By order of the Board of Directors,

JOHN D. HELD

Executive Vice President,

General Counsel and Secretary

Houston, Texas

_______ ___, 2016

 Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on [●], 2016

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2015, are available free of charge at www.astproxyportal.com/ast/03646.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MAY 18, 2016

OMEGA PROTEIN CORPORATION

2105 CityWest Blvd.

Suite 500

Houston, Texas 77042

 PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

______ ___, 2016

General Information

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Omega Protein Corporation (“Omega” or the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at ___________________ on _______, _____ ___, 2016 at 9:00 a.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement, the enclosed form of proxy (the “WHITE Proxy Card”) and the Annual Report to Stockholders for the fiscal year ended December 31, 2015 are first being mailed to stockholders on or about ______ ___, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on _______ ___, 2016.

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting, a WHITE Proxy Card and the Annual Report to Stockholders for the fiscal year ended December 31, 2015, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement, WHITE Proxy Card and Annual Report to Stockholders for the Company’s fiscal year ended December 31, 2015 are available at www.astproxyportal.com/ast/03646. In accordance with rules of the Securities and Exchange Commission (the “SEC”), the materials on this website are searchable, readable and printable and the website does not have “cookies” or other tracking devices which identify visitors.

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this Proxy Statement. Under our governing documents, no other business may be raised by stockholders at the Annual Meeting unless proper notice has been given to us by the stockholders seeking to bring such business before the meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

Voting Procedures

If you are a record holder, meaning your shares are registered in your own name, you may vote:

(1)

Over the Internet: Go to the website of our tabulator, American Stock Transfer & Trust Company, at www.voteproxy.com. Use the vote control number printed on your enclosed WHITE Proxy Card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)

By Telephone: Call 1-800-PROXIES (1-800-776-9437) toll free from the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone, and follow the instructions on your enclosed WHITE Proxy Card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)

By Mail: Complete, sign and date your enclosed WHITE Proxy Card and mail it in the enclosed postage pre-paid envelope. Your shares will be voted according to your instructions. If you sign and return your WHITE Proxy Card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

(4)

In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed WHITE Proxy Card in person or you may vote by completing a ballot, which we will provide to you at the meeting. You are encouraged to complete, sign and date the WHITE Proxy Card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker, bank or other nominee, these proxy materials are being forwarded to you by that nominee. The nominee holding for your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may vote:

(1)

Over the Internet: You will receive instructions from your broker, bank or other nominee stating if they permit Internet voting and, if they do, explaining how to do so. You should follow those instructions.

(2)

By Telephone: You will receive instructions from your broker, bank or other nominee stating if they permit telephone voting and, if they do, explaining how to do so. You should follow those instructions.

(3)	By Mail: You will receive instructions from your broker, bank or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(4)

In Person at the Annual Meeting: You must contact your broker, bank or other nominee who holds your shares to obtain a “legal” proxy card and bring it with you to the Annual Meeting. You will not be able to vote in person at the meeting unless you have a Legal proxy from your broker, bank or other nominee issued in your name giving you the right to vote your shares.

Wynnefield Proxy Contest

Wynnefield Capital Management, LLC (together with its affiliates and related parties, “Wynnefield”) has notified the Company of its intention to nominate a slate of three nominees, Michael N. Christodolou, David H. Clarke and James L. Sherbert, for election as directors at the Annual Meeting. The Corporate Governance and Nominating Committee interviewed each of Wynnefield’s nominees and the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated Mr. Clarke for election as director at the Annual Meeting. However, the Board of Directors does not endorse Wynnefield’s other nominees, Mr. Christodolou and Mr. Sherbert, and recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors. Our Board of Directors recommends a vote FOR each of the Board of Directors’ nominees for director on the enclosed WHITE Proxy Card. Except for Mr. Clarke, Wynnefield’s nominees are NOT endorsed by our Board of Directors.

We expect that you will receive proxy solicitation materials from Wynnefield, including an opposition proxy statement and proxy card. Our Board of Directors recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Wynnefield or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Wynnefield or any other statements that Wynnefield may otherwise make. If you have already voted using the proxy card provided by Wynnefield, you have the right to change your vote by completing, signing and dating the enclosed WHITE Proxy Card and mailing it in the postage pre-paid envelope provided, or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE Proxy Card. Only the latest proxy you submit will be counted. If you vote against Wynnefield’s nominees using the proxy card provided by Wynnefield, your vote will not be counted as a vote for the Board of Directors’ nominees, but will result in the revocation of any previous vote you may have cast on the Company’s WHITE Proxy Card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card that you receive other than the WHITE Proxy Card. If you have any questions or need assistance voting, please call D.F. King & Co., Inc., our proxy solicitor, at (866) 521-4192.

If you receive multiple Proxy Statements or WHITE Proxy Cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every WHITE Proxy Card or voting instruction form you receive. Since Wynnefield has submitted an alternative slate of directors, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure stockholders have our latest proxy information and materials to vote. We will send you a new WHITE Proxy Card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted. If you wish to vote as recommended by the Board of Directors, then you should only submit WHITE Proxy Cards.

Proxy Card

The shares represented by any proxy card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a “Conforming Proxy”) will be voted in accordance with the specifications made thereon. Conforming Proxies on a WHITE Proxy Card on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the WHITE Proxy Card will vote the shares represented by each Conforming Proxy on a WHITE Proxy Card on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. For information regarding the revocation of a Conforming Proxy, please see “Revocation of Proxies” on page 5 of this Proxy Statement.

Proof of Ownership Required for Attending the Annual Meeting in Person

You are entitled to attend the Annual Meeting only if you are a stockholder of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of the close of business on ______ ___, 2016, the record date set by the Board of Directors (“Record Date”), or hold a valid proxy for the Annual Meeting. If you are a stockholder of record or a beneficial owner of Common Stock that is held of record by a broker, bank or other nominee, you will need to provide valid identification and proof of ownership to attend the Annual Meeting. This proof can be:

●	a brokerage statement or letter from a broker, bank or other nominee indicating ownership on the Record Date,

●	a proxy card, or

●	a valid, legal proxy provided by your broker, bank or other nominee.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the Annual Meeting. You are encouraged to vote by proxy regardless of whether or not you plan to attend the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, is necessary to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum without regard as to whether the proxy is marked as casting a vote for or against a proposal, withholding a vote or abstaining. Shares of Common Stock represented by Conforming Proxies that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner’s discretion has been withheld (a “broker non-vote”) for voting on some or all other matters. For information regarding broker non-votes, please see “Revocation of Proxies” on page 5 of this Proxy Statement.

Required Vote

Each stockholder is entitled to one vote for each share of Common Stock.

Proposal 1, the three directors to be elected, will require approval of a plurality of the votes cast. With plurality voting, the three nominees for director who receive the largest number of shares voted FOR will be elected, irrespective of the number or percentage of votes cast. Directors will be elected by a favorable vote of the plurality of shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. You may either vote FOR or WITHHOLD authority to vote for the Company’s director nominees. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will not be considered to have been voted FOR the director nominee and will result in such nominee receiving fewer votes. As a result of Wynnefield’s intention to propose an alternative slate of director nominees, and assuming these nominees have not been withdrawn before we mail the Notice of Annual Meeting and this Proxy Statement to our stockholders, there will be more than three nominees. As a result, directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the three candidates receiving the highest number of FOR votes will be elected.

PLEASE SUPPORT YOUR BOARD OF DIRECTORS’ NOMINEES BY VOTING FOR THE BOARD OF DIRECTORS’ NOMINEES ON THE WHITE PROXY CARD. DO NOT COMPLETE OR RETURN A PROXY CARD FROM WYNNEFIELD, EVEN IF YOU VOTE WITHHOLD ON THEIR DIRECTOR NOMINEES. DOING SO MAY CANCEL ANY PREVIOUS VOTE YOU CAST ON THE COMPANY’S WHITE PROXY CARD.

Pursuant to the Company’s Articles of Incorporation and Bylaws, Proposal 4, the adoption of an amendment to the Bylaws to implement a majority voting standard in uncontested director elections, will require the affirmative vote of holders of at least 66 2/3% of the shares of Common Stock outstanding as of the Record Date. You may vote FOR, AGAINST or ABSTAIN on proposal 4. If you abstain from voting on proposal 4, your shares will nevertheless be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have the same practical effect as a vote against proposal 4.

All other matters to come before the Annual Meeting, including proposals 2 and 3 will require the approval of a majority of the shares of Common Stock entitled to vote and cast at the Annual Meeting. You may vote FOR, AGAINST or ABSTAIN on the other proposals to be presented at the Annual Meeting. If you abstain from voting on these proposals, your shares will nevertheless be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will not be counted as vote cast on an item and, therefore, will not affect the outcome on the vote on the ratification of the appointment of the Company’s independent registered public accounting firm (proposal 2) and the advisory proposal on executive compensation (proposal 3).

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, telephone or mail, or vote in person at the Annual Meeting. If you hold shares through an account with a bank, broker, or other nominee, your shares will not be voted, except with respect to certain routine matters, unless you provide voting instructions. Broker non-votes, if any, are counted as present for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether a proposal has been approved, except in the case of certain routine matters. Broker non-votes occur when brokers, banks and other nominees do not receive voting instructions from their customers, and the broker, bank or other nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, under the rules of the New York Stock Exchange (“NYSE”), your broker, bank or other nominee may have authority to vote your shares on certain routine matters but not on non-routine matters. If the nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the nominee that holds your shares will inform us that it does not have the authority to vote on such matter with respect to your shares. Typically, “non-routine” matters include the election of directors, the advisory proposal on executive compensation, and the adoption of amendments to the Bylaws and “routine” matters include ratification of the appointment of independent auditors. However, if Wynnefield files proxy materials to contest the election of the Company’s director nominees, then all of the proposals in this proxy statement will be non-routine matters, and therefore, brokers will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting. In such event, your broker will not be permitted to vote your share with respect to any proposals at the Annual Meeting without your instructions as to how to vote. Therefore, please instruct your broker how to vote your shares on these matters promptly. Broker non-votes will not be counted for purposes of the election of directors (proposal 1) and will have no effect on the outcome of the vote for the advisory proposal on executive compensation (proposal 3). For the proposal to adopt an amendment to the Bylaws to implement majority voting in uncontested director elections (proposal 4), a broker non-vote will have the same effect as a vote against proposal 4. We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the Annual Meeting.

Solicitation of Proxies

We are required by law to convene an Annual Meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. United States federal securities laws require us to send you this Proxy Statement and specify the information required to be contained in it. This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board of Directors, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained D.F. King & Co., Inc. (“D.F. King”) to solicit proxies. Under our agreement with D.F. King, D.F. King will receive a fee of up to $190,000 plus the reimbursement of reasonable expenses. D.F. King expects that approximately 50 of its employees will assist in the solicitation. D.F. King will solicit proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of D.F. King, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $[●], of which approximately $[●] has been incurred as of the date of this Proxy Statement. Appendix A sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

Revocation of Proxies

A stockholder of record who has executed and delivered a Conforming Proxy may revoke such Conforming Proxy at any time before the Annual Meeting by (i) timely completing and returning a new proxy card with a later date, (ii) voting on a later date by using the Internet or by telephone, (iii) delivering a written notice of revocation to the Corporate Secretary of the Company prior to the Annual Meeting or (iv) attending the Annual Meeting and voting in person. Only a stockholder’s latest proxy submitted prior to the Annual Meeting will be counted. A stockholder’s attendance at the Annual Meeting will not automatically revoke such stockholder’s proxy unless such stockholder votes at the Annual Meeting or specifically requests in writing that his or her prior proxy be revoked.

If you have previously submitted a proxy card sent to you by Wynnefield, you may change your vote by completing and returning the enclosed WHITE Proxy Card in the accompanying postage pre-paid envelope, or by voting by telephone or via the Internet by following the instructions on the WHITE Proxy Card. Submitting a proxy card sent to you by Wynnefield will revoke votes you have previously made via the Company’s WHITE Proxy Card.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

Change of Control Obligations

The election of Wynnefield’s proposed nominees would not accelerate any of the Company’s obligations under its loan agreement or its employment agreements. The election of Wynnefield’s proposed nominees would also not provide our current directors with any additional payments or benefits.

Other Matters

The Board of Directors maintains a process for stockholders or other interested parties to communicate with the Board or any Board member. Stockholders or interested parties who desire to communicate with the Board should send any communication to the Company’s Corporate Secretary, Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is determined to be threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005
Stockholders May Call Toll-Free: (866) 521-4192

Banks & Brokers May Call Collect: 212-269-5550

Email: OME@dfking.com

BACKGROUND TO THE SOLICITATION

In November 2014, Wynnefield made its initial investment in the Company.

In May 2015, Mr. Nelson Obus, the managing member of Wynnefield, emailed Mr. Bret Scholtes, the Company’s Chief Executive Officer, with certain inquiries about the Company’s performance. Mr. Scholtes responded to such inquiries by telephone.

On June 2, 2015, Mr. Scholtes met with Mr. Obus at the Company’s plant in Batavia, Illinois.

On August 11, 2015, Wynnefield filed a Schedule 13D (the “Schedule 13D”) with the SEC, reporting beneficial ownership of approximately 7.6% of Common Stock. Its reported beneficial ownership percentage comprised 1,642,400 shares of Common Stock and was calculated using 21,714,004 shares outstanding as of July 30, 2015. For additional information regarding Wynnefield’s ownership of Common Stock, please refer to the section below titled, “Voting Securities and Security Ownership of Certain Beneficial Owners and Management” on page 9 of this Proxy Statement. The Schedule 13D included a letter in which Wynnefield, among other things, criticized the Company’s entry into the human nutrition field and called for the Company to “explore all strategic alternatives to maximize and release shareholder value, including the sale of [the Company] or its assets.”

On August 26, 2015, Mr. Obus sent a letter to Mr. Scholtes proposing, among other things, that the Company and Wynnefield enter into an arrangement in which:

●	Wynnefield would propose an independent director to fill the Class I vacancy on the Board of Directors and the Company would commit to promptly evaluate such candidate;

●	The Company would promptly form a strategic alternatives committee of independent directors, of which the new independent director would be a member; and

●	Wynnefield would refrain from further public criticism of the Company so long as the independent director remains on the Board of Directors and the strategic alternatives committee.

In September 2015, Mr. Scholtes called Mr. Obus to discuss Mr. Obus’ letter dated August 26, 2015. On the call, Mr. Scholtes explained that the Corporate Governance and Nominating Committee would consider any person that Mr. Obus proposes to be a member of the Board of Directors in accordance with its normal practices. Mr. Scholtes also invited Mr. Obus to discuss these matters in person on September 17, 2015.

On September 17, 2015, Mr. Obus met with Mr. Scholtes. During this meeting, Mr. Obus proposed that the Company appoint Mr. Michael N. Christodolou to the Board of Directors to commence and facilitate a strategic review process. However, Mr. Obus made it clear that he would not agree to a standstill in return.

On September 25, 2015, the Board of Directors issued a press release and filed a corresponding Form 8-K with the SEC announcing that the Company had determined that it was appropriate to conduct a strategic review with the assistance of a financial advisor to evaluate the Company’s long-term business plan against a broad range of alternatives that could have the potential to enhance stockholder value.

On September 26, 2015, Mr. Obus emailed Mr. Scholtes to inquire whether the Company would appoint Mr. Christodolou to the Board of Directors and intended to conduct a bona fide strategic review process. Again, Mr. Obus stated that he would not entertain a standstill.

On October 8, 2015, Wynnefield filed an amendment to its Schedule 13D with the SEC, reporting beneficial ownership of approximately 7.8% of Common Stock and expressing, among other things, doubts concerning the credibility of the Company’s strategic review process.

On November 9, 2015, the Company disclosed in a Current Report on Form 8-K that the Company on November 5, 2015 amended its Bylaws to, among other things, clarify certain corporate governance procedures of the Company and adopt an exclusive forum provision.

On November 17, 2015, Wynnefield filed a second amendment to its Schedule 13D with the SEC, reporting beneficial ownership of approximately 7.6% of Common Stock, and criticizing these amendments to the Company’s Bylaws.

On December 4, 2015, Mr. Scholtes again met with Mr. Obus at the Company’s executive offices to discuss the Company’s strategic direction. Mr. Obus reiterated his proposal that the Company appoint Mr. Christodolou to the Board of Directors but continued to reject the notion of a standstill in exchange.

On February 23, 2016, Wynnefield delivered a letter to the Company in which Wynnefield provided formal notice (the “Nomination Notice”) of its intent to nominate Michael N. Christodolou, David H. Clarke and James L. Sherbert, Jr. for election to the Board of Directors at the Annual Meeting (the “Wynnefield Nominees”).

On February 25, 2016, the Company’s outside counsel, Vinson & Elkins LLP (“Vinson & Elkins”), delivered a letter to Wynnefield notifying it of certain deficiencies in its Nomination Notice and providing Wynnefield the opportunity to cure those deficiencies (the “Deficiency Letter”).

On the same date, Vinson & Elkins, on behalf of the Corporate Governance and Nominating Committee (the “Committee”), contacted Wynnefield’s outside counsel, Kane Kessler, P.C. (“Kane Kessler”), regarding how the Committee should contact the Wynnefield Nominees so that the Committee could schedule interviews with them.

On February 26, 2016, Kane Kessler and Vinson & Elkins had a telephone conversation, during which Kane Kessler transmitted a settlement proposal on behalf of Wynnefield. Wynnefield offered to withdraw the proxy contest if the Company appointed two of the Wynnefield Nominees. It did not offer any standstill or non-disparagement restrictions.

On February 29, 2016, Vinson & Elkins informed Kane Kessler that the Committee was reviewing the Nomination Notice and conducting due diligence with respect to the credentials of the Wynnefield Nominees and that the Committee would be open to interviewing the Wynnefield Nominees.

On March 1, 2016, seven days after delivering the Nomination Notice to the Company, Wynnefield filed a third amendment to its Schedule 13D with the SEC, reporting beneficial ownership of approximately 6.7% of Common Stock, and disclosing that Wynnefield had delivered the Nomination Notice to the Company.

On March 3, 2016, Wynnefield delivered a letter to the Company in which Wynnefield responded to the Deficiency Letter by supplementing its Nomination Notice (the “Supplemental Notice”).

On March 7, 2016, the Company delivered a letter to Wynnefield in which it requested clarification regarding the number of shares of Common Stock beneficially owned by Wynnefield disclosed in the Supplemental Notice (the “Clarification Letter”).

On March 10, 2016, Wynnefield delivered a letter to the Company in which it responded to the Clarification Letter by clarifying the number of shares of Common Stock beneficially owned by Wynnefield disclosed in the Supplemental Notice.

On March 11, 2016, the Company delivered a letter to Wynnefield acknowledging that the deficiencies identified in the Deficiency Letter had been cured and the clarification sought in the Clarification Letter had been addressed.

On March 19, 2016, the Committee interviewed each of the Wynnefield Nominees in person in the Houston offices of Vinson & Elkins.

On March 28, 2016, the Company made a settlement proposal to Wynnefield in which the Company proposed, among other terms, that:

●	The Board of Directors would increase the number of directors to nine and appoint one of the Wynnefield Nominees, David C. Clarke, to the Board of Directors as a Class I Director; and

●	Wynnefield would immediately withdraw its pending proxy contest against the Board of Directors.

●	Wynnefield would agree to customary standstill, non-disparagement and voting commitments until 30 days prior to the nomination deadline for the 2017 Annual Meeting of Stockholders.

On April 8, 2016, Wynnefield made a settlement counterproposal to the Company in which Wynnefield proposed, among other terms, that:

●

The Board of Directors would increase the number of directors to nine, immediately appoint Michael C. Christodolou to the Board of Directors as a Class I Director and include David H. Clarke and James L. Sherbert as Class III Directors in its slate for the 2016 Annual Meeting;

●	Wynnefield would withdraw its pending proxy contest against the Board of Directors and agree to vote in favor of the Company’s director nominees at the 2016 Annual Meeting;

●	The Wynnefield Nominees would be permitted to communicate about the business and affairs of the Company with Wynnefield;

●

For so long as Wynnefield beneficially owns not less than 2% of the Company’s outstanding securities, the Company would be prohibited from expanding the Board of Directors or to amend the Bylaws without the approval of two out of three of the Wynnefield Nominees;

●	The Board of Directors would not approve any changes in strategic direction or new strategic initiatives until after the Annual Meeting; and

●	The Company would reimburse Wynnefield for all its expenses incurred in connection with the nomination of directors for election at the 2016 Annual Meeting.

The counterproposal did not contain of the customary standstill and non-disparagement commitments. Vinson & Elkins called Kane Kessler to understand why their client suddenly reneged and went back to demanding three board seats after Wynnefield had demanded only two board seats on February 26, 2016. Kane Kessler did not return the call and instead sent an email stating that the “proposal speaks for itself.”

On April 28, 2016, Wynnefield issued a press release in which it, among other things, urged the Company to immediately set a record date and announce the date of the 2016 annual meeting of stockholders and disclose the results of its strategic review. On the same day, Wynnefield also filed a fifth amendment to its Schedule 13D with the Commission disclosing that Wynnefield had increased its beneficial ownership to 7.9% of the outstanding common stock of the Company.

On May 4, 2016, the Company issued a press release reporting the completion of the Company’s previously announced strategic review and the authorization of a $40 million share repurchase program.

On May 9, 2016, the Company sent a letter to Wynnefield, informing it that, while the Company rejects Wynnefield’s counterproposal from April 8, 2016, the Board of Directors has determined to include one of the Wynnefield Nominees, David H. Clarke, as a Class III Director in its slate for the Annual Meeting, without requiring a settlement agreement in return. The Company called on Wynnefield to withdraw its proxy contest.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The outstanding voting securities of the Company consist entirely of shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on the Record Date, the Company had outstanding ________ shares of Common Stock.

Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Common Stock based on the number of shares outstanding on December 31, 2015 (22,221,027 shares):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Dimensional Fund Advisors, LP(1) Building One 6300 Bee Cave Road Austin, Texas 78746	1,871,900	8.4%

Wynnfield Capital Management, LLC(2) 450 7th Avenue, Suite 509 New York, New York 10123	1,752,636	7.9%

Blackrock, Inc.(3) 55 East 52nd Street New York, New York 10022	1,256,835	5.6%

LSV Asset Management(4) 155 N. Wacker Drive, Suite 4600 Chicago, Illinois 60606	1,129,806	5.1%

(1)	Based on a Schedule 13G/A dated February 9, 2016 filed with the SEC by Dimensional Fund Advisors, LP showing sole voting power over 1,802,962 shares and sole dispositive power over 1,871,900 shares.

(2)

Based on a Schedule 13D/A dated April 28, 2016, filed with the SEC by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), Wynnefield Capital, Inc. Profit Sharing Plan (“Wynnefield Profit Plan”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital. Inc. (“WCI”), Nelson Obus and Joshua Landes (collectively, the “Wynnefield Reporting Persons”), the Wynnefield Reporting Persons disclose that they beneficially own in the aggregate 1,752,636 shares. Of this aggregate amount beneficially owned (i) Wynnefield Partners I is reported to have sole voting power over 917,186 shares and sole dispositive power over 917,186 shares, (ii) Wynnefield Partners is reported to have sole voting power over 562,140 shares and sole dispositive power over 562,140 shares, (iii) Wynnefield Offshore is reported to have sole voting power over 188,310 shares and sole dispositive power over 188,310 shares, (iv) Wynnefield Profit Plan is reported to have sole voting power over 85,000 shares and sole dispositive power over 85,000 shares, (v) WCM is reported to have sole voting power over 1,479,326 shares and sole dispositive power over 1,479,326 shares, (vi) WCI is reported to have sole voting power over 188,310 shares and sole dispositive power over 188,310 shares, (vii) Nelson Obus is reported to have shared voting power over 1,752,636 shares and shared dispositive power over 1,752,636 shares and (viii) Joshua Landes is reported to have shared voting power over 1,752,636 shares and shared dispositive power over 1,752,636 shares. WCM is the sole general partner of Wynnefield Partners and Wynnefield Partners I and, accordingly, may be deemed to be the indirect beneficial owner of the shares that Wynnefield Partners and Wynnefield Partners I beneficially own. WCM, as the sole general partner of Wynnefield Partners and Wynnefield Partners I, has the sole power to direct the voting and disposition of the shares that Wynnefield Partners and Wynnefield Partners I beneficially own. Messrs. Obus and Landes are the co-managing members of WCM and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner of the shares that WCM may be deemed to beneficially own. Each of Messrs. Obus and Landes, as co-managing members of WCM, share the power to direct the voting and disposition of the shares that WCM may be deemed to beneficially own. WCI is the sole investment manager of Wynnefield Offshore and, accordingly, may be deemed to be the indirect beneficial owner of the shares that Wynnefield Offshore beneficially owns. WCI, as the sole investment manager of Wynnefield Offshore, has the sole power to direct the voting and disposition of the shares that Wynnefield Offshore beneficially owns. Messrs. Obus and Landes are executive officers of WCI and, accordingly, each may be deemed to be the indirect beneficial owner of the shares that WCI may be deemed to beneficially own. Messrs. Obus and Landes, as executive officers of WCI, share the power to direct the voting and disposition of the shares that WCI may be deemed to beneficially own. Wynnefield Profit Plan is an employee profit sharing plan. Mr. Obus is the portfolio manager of Wynnefield Profit Plan and has the sole authority to direct the voting and the disposition of shares that Wynnefield Profit Plan beneficially owns. Accordingly, Mr. Obus may be deemed to be the indirect beneficial owner of the shares that Wynnefield Profit Plan may be deemed to beneficially own.

(3)

Based on a Schedule 13G dated January 22, 2016 filed with the SEC by Blackrock, Inc. showing sole voting power over 1,216,874 shares, sole dispositive power over 1,255,535 shares, and shared voting and dispositive power over 1,300 shares.

(4)	Based on a Schedule 13G dated February 11, 2016 filed with the SEC by LSV Asset Management showing sole voting power over 437,463 shares and sole dispositive power over 1,129,806 shares.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 9, 2016 by each of the Company’s directors and executive officers, including each of the Named Executive Officers set forth in the Summary Compensation Table in this Proxy Statement, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares of Common Stock shown.

Name of Beneficial Owner	Shares of the Company’s Common Stock(1)	Percentage of the Company’s Common Stock(2)

EXECUTIVE OFFICERS:
Bret D. Scholtes	440,561	1.9%
Dr. Mark E. Griffin	149,891	*
John D. Held	66,086	*
Joseph R. Vidal	152,799	*
Andrew C. Johannesen	76,418	*
Mark A. Livingston	5,468	*
Montgomery C. Deihl	20,617	*

DIRECTORS:
Dr. Gary L. Allee	72,930	*
David A. Owen	39,986	*
Paul M. Kearns	42,699	*
David W. Wehlmann	36,444	*
Gary R. Goodwin	31,158	*
Gary J. Ermers	7,193	*
Stephen C. Bryan	7,193	*

All directors and executive officers as a group, including those persons named above (15 total)	1,149,443	5.2%

*	Represents ownership of less than 1.0%.

(1)

Includes 300,000; 75,000; 40,000; 20,000; 30,000; 24,200; 20,000; and 509,200 shares of Common Stock subject to stock options exercisable on May 9, 2016 or within 60 days thereafter held by, respectively, Messrs. Scholtes, Griffin, Allee, Owen, Kearns, Wehlmann, Goodwin, and all directors and executive officers as a group. None of the directly owned shares of Common Stock or stock options are pledged as collateral. Some of the directly owned shares of Common Stock held by directors or executive officers are held pursuant to the Company’s Stock Retention Guidelines. See “Proposal 1 Election of Directors — Stock Ownership Requirements.”

(2)

For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person has the right to acquire within 60 days after May 9, 2016 is deemed to be outstanding for that person, but is not deemed to be outstanding in computing the percentage ownership of any other person.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation divide the Board of Directors into three classes designated as Class I, Class II and Class III. Each class of directors is elected to serve a three-year term. The Board presently consists of eight directors, two in Class I, three in Class II and three in Class III, whose terms expire at the 2017, 2018 and 2016 Annual Meetings, respectively, or as soon thereafter as their successors are duly elected and qualified.

The current Class III directors are Bret D. Scholtes, Gary J. Ermers and Paul M. Kearns and their terms expire at the Annual Meeting, or as soon thereafter as their successors are duly elected and qualified.

The Board of Directors has nominated Mr. Scholtes, Mr. Ermers and Mr. Clarke pursuant to the recommendation of the Corporate Governance and Nominating Committee to be elected by the holders of the Common Stock to serve a three-year term as a Class III director. The Board has determined that each of Mr. Ermers and Mr. Clarke is independent under the rules of the NYSE and the definition of “independent director” as established by the Board. Mr. Clarke is one of the three Wynnefield Nominees.

We believe that Mr. Scholtes, Mr. Ermers and Mr. Clarke, along with the other members of our Board of Directors, are well-qualified to serve on the Board and will represent our stockholders’ best interests. You can read about the qualifications and background of the director nominees as well as the Class I and Class II directors in the table below as well as in their biographical summaries.

The basic responsibility of a Company director is to exercise his or her business judgment prudently and act in a manner that he or she believes in good faith to be in the best interests of the Company and its stockholders. The Corporate Governance and Nominating Committee and the Board consider individuals who have records for leadership and success in their areas of activity and who will make meaningful contributions to the Board. Nominees for director are selected on the basis of Board experience, character, integrity, ability to make independent analytical inquiries, business background, as well as an understanding of the Company’s business environment.

We believe that each of the director nominees and the Class I and Class II directors bring these qualifications in a positive manner to our Board of Directors. Moreover, the director nominees, along with the Class I and Class II directors, will provide our Board with a diverse complement of specific business skills, experience and perspectives. In addition to the general qualifications described above and the information included in each director nominee’s or director’s biographical summary, the following table describes some of the key qualifications, business skills and experience that each of our director nominees and Class I and Class II directors brings to our Board:

Director	Additional Qualifications
Bret D. Scholtes	Expertise in the Company’s business and industry.

David H. Clarke	Expertise in aquaculture and fish meal production and distribution.

Gary R. Goodwin	Expertise in energy markets.

Dr. Gary L. Allee	Expertise in swine nutrition research and production and other animal feed markets.

Gary J. Ermers	Financial accounting expertise; Audit Committee financial expert; expertise in the healthcare industry.

Stephen C. Bryan	Expertise in the manufacturing and sales of vitamin and mineral supplements and food ingredients.

David A. Owen	Expertise in law and complex commercial litigation.

David W. Wehlmann	Financial accounting expertise; Audit Committee financial expert; expertise in the oil and gas industry.

In addition, our Board has developed a matrix outlining certain specific director qualifications, including those highlighted below, to help ensure that our directors bring to the Board a diversity of experience, qualifications and skills to oversee and address the current issues facing the Company.

Summary of Director Qualifications and Experience	Bret D. Scholtes	David H. Clarke	Gary J. Ermers	Dr. Gary L. Allee	Gary R. Goodwin	Stephen C. Bryan	David A. Owen	David W. Wehlmann
Academia/Education				●
Business	●	●	●	●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●	●
Financial/Accounting	●	●	●		●			●
Health Industry	●		●
Leadership	●	●	●	●	●	●	●	●
Legal							●
Nutrition Industry	●	●		●		●
Risk Management							●
Sales/Marketing					●	●		●

The Company’s Articles of Incorporation provide that no more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors may be non-U.S. citizens. Each of the director nominees and each of the Company’s Class I and Class II directors is a citizen of the United States.

Conforming Proxies on a WHITE Proxy Card held on the Record Date that are returned will be voted, unless otherwise specified, in favor of the nominees for the Class III directors named below. Each of the nominees, including Mr. Clarke (whose explicit, written consent was included in the Nomination Notice), has consented to be named in this Proxy Statement and to serve if elected, but should any nominee be unable to serve or decline to serve for good cause (which event is not anticipated) the persons named in the WHITE Proxy Card intend to vote for such substitute nominee or nominees as the Corporate Governance and Nominating Committee may recommend and that the Board of Directors may nominate. If any such substitute nominee(s) are designated, we will file an amended proxy statement and WHITE Proxy Card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the SEC.

Class III Nominees

BRET D. SCHOLTES, age 46, has served as the Company’s President and Chief Executive Officer since January 2012 and as a director of the Company since February 2013. Prior thereto, Mr. Scholtes served as the Company’s Senior Vice President-Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with Reliant Energy, Inc. and Enron Corporation. Mr. Scholtes also has five years of public accounting experience.

GARY J. ERMERS, age 56, has been a director of the Company since June 2014. Mr. Ermers currently manages his personal investments and is a business consultant in the healthcare industry. Mr. Ermers served as the Associate Director of Healthcare Consulting Services at Dean Dorton Allen Ford, PLLC, a public accounting firm, from February 2013 to April 2015. From July 2012 to February 2013, Mr. Ermers worked as a business consultant. From 1996 to July 2012, Mr. Ermers served as Chief Financial Officer of Saint Joseph Health System, Inc. and KentuckyOne Health, a $2.2 billion revenue multi-hospital, physician, and health network corporation. Mr. Ermers also served as interim CEO of Saint Joseph Healthcare in 2004. Through organic growth, capital investments and acquisitions, St. Joseph Hospital’s revenue grew over Mr. Ermers’ 16-year tenure as Chief Financial Officer from $145 million to $2.2 billion and the company was renamed KentuckyOne Health. Mr. Ermers also has an additional 13 years of CFO, Controllership, and public accounting experience with St. Catherine Hospital, Advocate Healthcare, and Deloitte, Haskins, & Sells. Mr. Ermers holds an MBA degree in Finance from DePaul University and a BA degree in Accounting from the University of Wisconsin – Eau Claire.

David H. Clarke, age 74, is the Chief Executive Officer of GSB Holdings, Inc., a subsidiary of his family’s private business engaged in real estate development and investments. Mr. Clarke also serves on the board and Audit Committee of Fiduciary Trust Company International, a money manager, which is a subsidiary of NYSE listed Franklin Resources, Inc. Mr. Clarke is also currently President and Chief Executive Officer of Monster Digital, Inc. a privately held company engaged in the consumer electronics business. From June 2010 until October 2014, Mr. Clarke served as Chairman of Hong Kong based United Pacific Industries, Limited, a company listed on the Hong Kong Stock Exchange. Mr. Clarke was asked to step in as Chairman to fix the company, stem the losses and reduce its excessive debt. By the time of Mr. Clarke’s departure slightly more than four years later the company was highly profitable, the balance sheet was in a net cash position with no debt and the share price on the Hong Kong Stock Exchange was up more than 300%. Mr. Clarke served as the Chairman and Chief Executive Officer of NYSE listed Jacuzzi Brands, Inc., a multi-billion dollar international conglomerate, from June 1995 until October 2006. Prior thereto, Mr. Clarke was Vice Chairman of Hanson, plc, a diversified multi-billion dollar conglomerate listed on the London Stock Exchange, with oversight responsibility for the acquisition, operation and disposition of numerous public and private companies. From 1989 through 1995, Mr. Clarke served as Executive Chairman of International Proteins Corporation, subsequently Marine Harvest International, Inc., an American Stock Exchange listed company, then one of the largest aquaculture companies in the world engaged in fishing for menhaden, sardines and anchovies in the United States and Panama, and the production, distribution and trading of fishmeal and fish oil worldwide, as well as farming Atlantic salmon in Scotland and Chile and shrimp in Ecuador. Prior thereto, Mr. Clarke was President and Chief Executive Officer of his family's menhaden fish meal business, Seacoast Products, Inc., which had operations in Cameron, Louisiana, Intracoastal City, Louisiana, Morgan City, Louisiana, Moss Point, Mississippi, Port Monmouth New Jersey and Beaufort North Carolina. Seacoast Products, Inc. was sold to Hanson Plc in 1973 and was subsequently sold to Zapata Corporation, the predecessor of Omega Protein Corporation. Mr. Clarke received a BA degree from Hobart College in 1965.

Required Vote. Each nominee shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, meaning that the three candidates receiving the highest number of FOR votes will be elected. Unless marked to the contrary, Conforming Proxies on a WHITE Proxy Card will be voted FOR each of the nominees. The outcome of proposal 4 will have no impact on the vote required to elect directors at this Annual Meeting.

Board Recommendation. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS USE THE WHITE PROXY CARD TO VOTE FOR THE ELECTION OF EACH OF MR. SCHOLTES, MR. ERMERS AND MR. CLARKE AS A CLASS III DIRECTOR.

Continuing Directors

Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

Class I Directors — Current Term Expires at the 2017 Annual Meeting

DR. GARY L. ALLEE, age 71, has been a director of the Company since May 1998. For more than twenty years, Dr. Allee was Professor of Swine Nutrition at the University of Missouri, a position from which he retired in 2010. Dr. Allee has also served as President and as a member of the Board of Directors of the Midwest Section of the American Society of Animal Science. Dr. Allee has B.S. and M.S. degrees in Animal Husbandry and Swine Nutrition from the University of Missouri and a Ph.D. in Nutritional Sciences from the University of Illinois.

DAVID A. OWEN, age 57, has been a director of the Company since February 2010. Mr. Owen has been a partner in the law firm of Dickinson Wright PLLC since January 2015. Prior to that date, Mr. Owen was a partner in the law firm of Bingham Greenebaum Doll LLP and its predecessor entity, Greenebaum Doll & McDonald PLLC, for more than five years, where he served in firm management as Deputy Chairman, a member of the Compensation Committee and various other management positions. He represents businesses in a variety of complex commercial litigation matters. Mr. Owen’s litigation practice includes environmental, agribusiness, anti-trust, securities and environmental enforcement matters. Mr. Owen received his B.S. in Chemical Engineering from Clemson University and his JD from Northern Kentucky University, Salmon P. Chase College of Law.

Class II Directors — Current Term Expires at the 2018 Annual Meeting

GARY R. GOODWIN, age 68, has been a director of the Company since November 2006 and Chairman of the Board since February 2013. Mr. Goodwin currently manages his personal investments. Mr. Goodwin served as a Principal and Vice President —-Crude Oil Marketing of Texon, L.P., a privately held crude oil marketing company from 1996 until his retirement in March 2010.

DAVID W. WEHLMANN, age 57, has been a director of the Company since April 2012. Mr. Wehlmann is currently a business consultant and private investor. Mr. Wehlmann served as Executive Vice President, Investor Relations of Precision Drilling Corporation, a publicly traded oilfield services company, until March 2012. He assumed this position in December 2008 upon the acquisition of Grey Wolf, Inc. by Precision Drilling Corporation. Mr. Wehlmann previously served as Executive Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc., a publicly traded oilfield services company, from March 2003. He was Senior Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc. from February 1998 to March 2003. He joined Grey Wolf in July 1996 and served as Vice President and Controller. Mr. Wehlmann has served as a director of Xtreme Drilling and Coil Services Corp., a publicly traded Canadian-based land rig drilling contractor, since May 2013, and as a director of Paragon Offshore plc, a publicly traded provider of offshore drilling services, since August 2014. Mr. Wehlmann is a Certified Public Accountant.

STEPHEN C. BRYAN, age 69, has been a director of the Company since June 2014. Mr. Bryan currently manages his personal investments. Mr. Bryan served as the President and Chief Executive Officer of Delavau, LLC, a vitamin and mineral supplement and technology-based food ingredient manufacturer, from 2003 to March 2013 and was responsible for directing all aspects of Delavau’s business with a focus on sales, operations and product development. Prior thereto, Mr. Bryan was President of the Great Lakes Division of TCI/AT&T Broadband, a cable, telecommunications and internet service company, and President of Entenmann’s Bakery Company, a fresh baked goods manufacturing company. Mr. Bryan also has more than twenty years of general management and marketing experience with Kraft Foods, General Foods, and Frito-Lay. Mr. Bryan also served as a pilot for the U.S. Navy.

Board of Directors and Board Committees

The Company’s Board of Directors has eight directors and has established the Audit, Compensation and Corporate Governance and Nominating Committees as its standing committees. The Board of Directors does not have an executive committee or any committees performing a similar function.

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long-term. The Corporate Governance Guidelines also contain the Board’s definitions for determining director independence. The Corporate Governance Guidelines are posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of the Corporate Governance Guidelines to any stockholder upon request.

During 2015, the Board of Directors met 12 times and acted one time by unanimous written consent, the Audit Committee met four times, the Compensation Committee met seven times and acted one time by unanimous written consent, and the Corporate Governance and Nominating Committee met seven times. Each incumbent director, during the period for which he was a director in 2015, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

Audit Committee. The Audit Committee consists of Mr. Wehlmann (Chairman), Mr. Goodwin and Mr. Ermers. Each of these Audit Committee members served on the Audit Committee for all of 2015.

The Board of Directors has determined each Audit Committee member to be “independent” under the definition set forth in the NYSE listing standards, under the standards set for audit committee members by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the definition of independent director established by the Board. The Board of Directors has also determined that Mr. Wehlmann and Mr. Ermers are audit committee financial experts as that term is used in applicable SEC regulations.

The Audit Committee reviews the adequacy of the Company’s internal control systems and financial reporting procedures, reviews the general scope of the annual audit and reviews and monitors the performance of non-audit services by the Company’s independent registered public accounting firm. The Audit Committee meets with the Company’s independent registered public accounting firm and with appropriate financial personnel of the Company regarding these matters. The Audit Committee also appoints the Company’s independent registered public accounting firm. The independent registered public accounting firm may meet alone with the Audit Committee and has unrestricted access to the Audit Committee. The Audit Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

Compensation Committee. The Compensation Committee consists of Dr. Allee (Chairman), Mr. Bryan and Mr. Wehlmann. Each of these Compensation Committee members served on the Compensation Committee for all of 2015.

The Board of Directors has determined each Compensation Committee member to be independent under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. The Compensation Committee determines the compensation (both salary and performance incentive compensation) to be paid to the Chief Executive Officer and certain other officers of the Company, and makes grants of long-term incentive awards. The Compensation Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

We believe our compensation program for employees and executives is not likely to have a material adverse effect on the Company because we believe our combination of base salary, bonus and long-term equity incentives is balanced and serves to motivate our employees to accomplish our Company objectives while avoiding unreasonable risk-taking.

For a description of the Company’s processes and procedures for considering and determining executive and director compensation and the role of any compensation consultants in executive and director compensation, see “Compensation Discussion and Analysis for the Year Ended December 31, 2015”.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Mr. Owen (Chairman), Mr. Goodwin and Dr. Allee. Each of these Corporate Governance and Nominating Committee members served on the Corporate Governance and Nominating Committee for all of 2015.

The Board of Directors has determined each member of the Corporate Governance and Nominating Committee to be “independent” under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis on corporate governance matters, periodically reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines and recommends proposed revisions to the Corporate Governance Guidelines to the Board. The Committee also identifies individuals qualified to become members of the Board, recommends to the Board director nominees for Board seats and committee seats, and monitors and evaluates the orientation and training needs of directors. The Corporate Governance and Nominating Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

Other than the provisions contained in the Bylaws set forth below, the Corporate Governance and Nominating Committee has not established formal procedures to be followed by stockholders submitting recommendations for candidates for the Board, nor has it established a formal process for identifying candidates for directors. The policy of the Corporate Governance and Nominating Committee on director candidates who are recommended by stockholders is that it will consider such candidates using the same criteria as for director candidates who are not recommended by stockholders. The Corporate Governance and Nominating Committee considers individuals who have distinguished records for leadership and success in their area of activity and who will make meaningful contributions to the Board, which criteria the Corporate Governance and Nominating Committee consider to be the minimum or threshold qualifications that must be met before a nominee is considered by that committee. The Corporate Governance and Nominating Committee recommends to the Board nominees for director on the basis of broad experience, character, integrity, ability to make independent analytical inquiries, as well as their understanding of the Company’s business environment. The Company has not paid fees to any third party to identify, evaluate or assist any director candidates.

Although not part of any formal policy, our goal with regard to diversity is to have a balanced and diverse Board, with members whose skills, backgrounds and experiences are complementary and, together cover the broad spectrum of areas that impact our business. Our directors bring a broad range of leadership experience to the boardroom that is useful to our Company. We believe all Board members are well-engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors.

The Board believes that it should generally have no fewer than five and no more than nine directors. This range permits diversity of experience without hindering effective discussions or diminishing individual accountability. The Board believes that stockholders will benefit from the continuity, experience and stability that comes with longevity of service on the Board. As such, the Board does not limit the terms of its directors or require retirement at a specific age.

Procedures for Nominating Directors. Our Bylaws provide that nominations for the election of directors may be made upon timely notice given by any stockholder of record entitled to vote for the election of directors. A timely notice must be made in writing, contain the information required by our Bylaws and be received by the Secretary of the Company, not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 210th calendar day, immediately before the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the upcoming annual meeting is advanced more than 30 calendar days before, or delayed more than 30 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th calendar day before such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by the Company.

Independent Directors. The Board of Directors has determined that all members of the Board, other than the Company’s President and Chief Executive Officer, Bret Scholtes, are “independent” under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. In addition, the Board of Directors has determined that all members of the Company’s Audit Committee, in addition to meeting the above standards, also meet the criteria for independence for audit committee members under the Exchange Act. The Board’s policy on the number or percentage of independent directors on the Board is that a majority of directors on the Board shall be independent. In addition, pursuant to the NYSE listing standards, the Company is required to have, and currently has, a majority of independent directors on the Board.

The Board of Directors determines whether each director is independent based upon all relevant facts and circumstances appropriate for consideration in the judgment of the Board. In the context of this review, the Board has adopted a definition of independent director which includes the NYSE definition of independent director and is included in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at www.omegaprotein.com. The Company’s definition of independent director is set forth in full below:

(a)

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Company will disclose these determinations annually in its proxy statement.

(b)	In addition, a director is not independent if:

(i)

The director is, or has been within the last three years, an employee of the Company, or an immediate family member (as defined in the NYSE Listed Company Manual) who is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(ii)	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

(iii)	(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked the Company’s audit within that time.

(iv)	The director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year of such other company. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered payments for purposes of this test, provided however the Company shall disclose in its annual proxy statement, or if the Company does not file an annual proxy statement, in the Company’s Annual Report on Form 10-K filed with the SEC, any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. The Board is obligated to consider the materiality of any such relationship in accordance with clause (a) above.

(vi)

A director who is a control person or director, or the immediate family member of a control person or director, of an entity that is the beneficial owner of 25% of the outstanding shares of Common Stock of the Company is not independent until three years after the end of such control or director relationship.

In addition, in affirmatively determining the independence of any director who will serve on the Company’s Compensation Committee, the Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:

(a)	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

(b)	whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

In its determination of Board member independence, the Board determined that each of Dr. Allee, Mr. Goodwin, Mr. Ermers, Mr. Bryan, Mr. Wehlmann, Mr. Owen and Mr. Clarke has no direct or indirect relationship with the Company of any type, other than, in the case of each of the current Board members, in his capacity as a Board member, and that Mr. Kearns has no direct relationship with the Company, other than in his capacity as a Board member. The Board is aware that Mr. Kearns’ employer, Price Forbes Ltd. (“Price Forbes”), has provided insurance services in the past for certain lines of insurance utilized by the Company, and that the Company has paid commissions on those insurance policies, either to Price Forbes directly or to insurance carriers who in turn reimbursed Price Forbes.

In 2015, the aggregate commissions paid to Price Forbes that related to the Company’s business were $921,094. The Board determined that these commissions were reasonable given the nature of the Company’s marine business, the availability of the insurance lines, the Company’s relationships with underwriters introduced by Price Forbes, and the complexity of the work performed by Price Forbes. The Board also noted that Mr. Kearns owns less than a 1% equity interest in Price Forbes and that his compensation from Price Forbes was not tied in any way to any commission relating to the Company’s business. Therefore, the Board concluded that Mr. Kearns was independent for purposes of the Company’s definition of director independence.

Stockholder and Interested Party Communications. The Board of Directors maintains a process for stockholders or other interested parties to communicate with the Board or any Board member. Stockholders or interested parties who desire to communicate with the Board should send any communication to the Company’s Corporate Secretary, Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is determined to be threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meetings. The Board does not have a policy requiring that all directors attend Company annual meetings of stockholders, but it encourages all directors to do so. The 2015 Annual Meeting of Stockholders was attended by all directors.

Board Leadership Structure. We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. In order to permit maximum flexibility, our Board does not have a policy on whether the roles of the Chief Executive Officer and Chairman of the Board should be separate and whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Company currently does separate the roles of Chief Executive Officer and Chairman of the Board, who is not a Company employee. The Company believes this leadership structure is appropriate because it recognizes the fundamental differences between the roles of Board and management and makes it easier for the Board to monitor the performance of the Chief Executive Officer and other management members. This structure also allows the Chairman of the Board to serve as a sounding board for the Chief Executive Officer.

Gary R. Goodwin has been a director of the Company since November 2006 and Chairman of the Board since February 2013. Through his years of Board service, Mr. Goodwin has extensive knowledge of the Company and our industry and is dedicated to working closely with other members of our Board. Mr. Goodwin’s knowledge facilitates the Board decision-making process because he chairs the Board meetings where the Board discusses strategic and business issues. Mr. Goodwin also acts as the Presiding Director at all meetings of the independent directors.

Our Board is currently comprised of seven independent directors and one employee director. We believe that the members of our Board and the three standing Board Committees provide appropriate oversight for our Company. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk and compliance matters. The Compensation Committee oversees the annual compensation and performance evaluation of our Chief Executive Officer and other Company officers. The Corporate Governance and Nominating Committee monitors matters such as the composition of the Board and its committees, board performance and “best practices” in corporate governance. We believe this framework strikes a sound balance with appropriate oversight.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Consideration of Risks. Our management is responsible for the Company’s day-to-day risk management activities. Our Board, which functions in an oversight role in risk management, focuses on understanding the nature of our risks, including our operations, strategic direction and overall risk management systems. Our Board receives periodic updates on our business operations, financial results, strategy and risks related to our business. These updates are accomplished primarily through discussions with appropriate management personnel and with the Board’s committees as discussed below.

In addition, each of our Board committees considers risk within its specific area of responsibility. For instance, our Audit Committee often asks management or our independent public accounting firm to address critical accounting issues at its meetings, and then considers the overall impact that these issues may have on our financial position and risk profile. In addition, the Audit Committee often discusses legal and compliance matters, and also assesses our disclosure controls and procedures and internal controls over financial reporting. Likewise, the Compensation Committee considers our executive compensation programs with a goal of providing incentives to appropriately reward executives for growth without undue risk taking. On an annual basis, the Corporate Governance and Nominating Committee reviews our Board and Board Committees’ structure to ensure appropriate oversight of risk.

The three Company officers who supervise the Company’s overall risk management generally are its Chief Executive Officer, Chief Financial Officer and General Counsel. The Chief Executive Officer reports directly to the Board. The Chief Financial Officer and the General Counsel each report to the Chief Executive Officer and generally attend every Board meeting. The Board receives information on risk oversight issues from these three officers freely and without any restrictions, usually in the form of Board or Committee presentations or a question and answer format. Board members may also communicate directly with any of these officers at any time. Accordingly, the Board does not believe it necessary for the Chief Financial Officer or General Counsel positions to report directly to the Board.

Presiding Director for Board Executive Sessions. The Company schedules regular executive sessions in which directors meet without management present. Gary Goodwin, the Company’s Chairman of the Board, acts as the Presiding Director at all Board executive sessions. Stockholders may communicate with the Presiding Director in the same manner described above under “—Stockholder and Interested Party Communications.”

Codes of Ethics. The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Company employees, officers and directors, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (who is also the Company’s Controller). The Company’s Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and the requirements of a code of business conduct and ethics under NYSE listing standards. The Company has also adopted a Code of Ethics for Financial Professionals which applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and all Company professionals who serve in a finance, accounting, treasury, tax or investor relations role. The Codes are posted on the Company’s website at www.omegaprotein.com. The Company intends to post amendments to or waivers from the Codes to the extent applicable to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on the Company’s website. No waivers were sought or granted under these Codes in 2015. The Company will also provide a copy of these Codes to any stockholder upon request.

None of these codes, nor the Company's website, is incorporated by reference herein or constitutes part of this Proxy Statement.

Stock Ownership Requirements. The Board has adopted stock ownership requirements for senior management and independent directors because it believes these executives will more effectively pursue the long-term interests of stockholders if they are stockholders themselves. The following table provides the Company’s current share ownership requirements, by position:

Leadership Position	Value of Shares
Independent Board Member	3x annual retainer
Chief Executive Officer	3x base salary
Executive Vice Presidents, Senior Vice Presidents and Presidents of Divisions	2x base salary
Vice Presidents and other key employees (as designated from time to time by the Chief Executive Officer)	1x base salary

The Corporate Governance and Nominating Committee will review annually the stock ownership requirements and where executives stand against their respective requirements. Once an executive becomes subject to the stock ownership requirements, he or she has five years to satisfy the requirements. A three-year period to comply restarts when an executive is promoted to a higher ownership requirement or receives an increase in base salary or Board retainer fees, as applicable.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of May 9, 2016.

Name	Age	Position
Bret D. Scholtes	46	President, Chief Executive Officer and Director
Andrew C. Johannesen	48	Executive Vice President and Chief Financial Officer
John D. Held	53	Executive Vice President, General Counsel and Secretary
Dr. Mark E. Griffin	47	President — Animal Nutrition
Mark A. Livingston	52	Vice President, Chief Accounting Officer and Controller
Montgomery C. Deihl	52	Vice President — Operations
Joseph R. Vidal	54	President — Human Nutrition

BRET D. SCHOLTES has served as the Company’s President and Chief Executive Officer since January 2012 and as a director since February 2013. Prior thereto, Mr. Scholtes served as the Company’s Senior Vice President — Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with Reliant Energy, Inc. and Enron Corporation. Mr. Scholtes also has five years of public accounting experience.

ANDREW C. JOHANNESEN has served as Executive Vice President and Chief Financial Officer of the Company since January 2012 and as Senior Vice President — Finance and Treasurer from July 2011 to December 2011. From December 2010 to July 2011, Mr. Johannesen served as Vice President and Treasurer of Westlake Chemical Corporation, a chemicals and plastic products manufacturer. From 2007 to December 2010, Mr. Johannesen served as Vice President and Treasurer of RRI Energy, Inc. (formerly Reliant Energy, Inc.), an electricity and energy service provider, and from 2005 to 2007 served as Vice President and Assistant Treasurer of RRI. Prior to that, Mr. Johannesen held various corporate development and finance positions at Reliant Energy and worked for Exxon Mobil Corporation and a major public accounting firm. Mr. Johannesen is a Certified Public Accountant.

JOHN D. HELD has served as the Company’s Executive Vice President, General Counsel and Secretary since June 2006 and has served as General Counsel and various other executive officer positions with the Company since 2000. From 1996 to 1999, Mr. Held was Senior Vice President, General Counsel and Secretary of American Residential Services, Inc., a then public company engaged in the consolidation of the air-conditioning, plumbing and electrical service industries. Prior to that, Mr. Held practiced law with Baker Botts LLP in Houston, Texas.

DR. MARK E. GRIFFIN has served as President — Animal Nutrition since June 2013, as Vice President — Research and Development from July 2009 to December 2010 and as Senior Vice President — R&D and Sales and Marketing since January 2011. From April 2009 to July 2009, Dr. Griffin served as Technical Director of the Specialty Group of Land O’Lakes Purina Feed, LLC, a co-operative of agricultural producers and marketer of agriculture food products. From 2003 to April 2009, Dr. Griffin served as Director of the Zoo and Aquaculture divisions of Land O’Lakes Purina Feed, LLC. Dr. Griffin also previously held several positions in the aquaculture, companion animal, zoo and private label divisions of Purina Mills, Inc. and Land O’Lakes Purina Feed, LLC.

MARK A. LIVINGSTON has served as the Company’s Vice President, Chief Accounting Officer and Controller since August 2015. Prior to joining the Company, Mr. Livingston served as the Director of Financial Reporting since June 2012 at ION Geophysical Corporation (“ION”), a geoscience company providing seismic services to the oil and gas industry. Prior thereto, Mr. Livingston was the Director of Internal Audit at ION since March 2008. Before joining ION, Mr. Livingston served as Director of Internal Audit at Symetra Financial Corporation and Qwest Communications Inc. Additionally, Mr. Livingston worked in internal audit positions at other public companies and at PriceWaterhouseCoopers LLP and Arthur Andersen LLP, nationally based accounting firms. Mr. Livingston is a Certified Public Accountant.

MONTGOMERY C. DEIHL has served as the Company’s Vice President — Operations since March 2015, as Senior Director of Operations from January 2015 to March 2015, as Senior Director — Fishing Plant Operations from April 2012 to January 2015, and as General Manager of the Company’s Reedville, Virginia facility from August 2009 to April 2012. Prior to joining the Company in August 2009, Mr. Deihl was a Senior Managing Consultant for IBM Corporation (supply chain management) from July 2007 to July 2009. Prior to that, Mr. Deihl served in the United States Air Force from 1987 to 2007, retiring as a Lieutenant Colonel. Mr. Deihl is a fifth generation menhaden fisherman.

JOSEPH R. VIDAL has served since 2005 as the President and Chief Executive Officer of Bioriginal Food & Science Corp., a subsidiary acquired by the Company in September 2014 (“Bioriginal”) and as President of the Company’s Human Nutrition Division, which includes Bioriginal, since January 2016. Prior thereto, Mr. Vidal served as Bioriginal’s Chief Financial Officer since 1999. From 1991 to 1998, Mr. Vidal was employed by Hitachi Canadian Industries, a turbine and generator manufacturer, where his career included positions as General Manager, Deputy General Manager, Production Manager, and Accounting and Human Resources Manager. Mr. Vidal’s experience also includes eight years with KPMG, an audit, tax and advisory firm, where he was a manager in the Accounting Systems group in the Saskatoon, Canada office and manager of the Information Technology Group in Toronto, Canada.

COMPENSATION DISCUSSION AND ANALYSIS FOR THE YEAR ENDED DECEMBER 31, 2015

Introduction

This discussion and analysis provides an overview of the Company’s executive compensation program and policies, the material compensation decisions that we made with regard to our 2015 compensation program, including decisions made in early 2016 that relate to our program, as well as the material factors that we considered in making those decisions, and the policies that we generally intend to use to guide compensation decisions.

Unless otherwise indicated, this discussion and analysis refers only to the compensation of those five executive officers whom we refer to as our “Named Executive Officers.” For 2015, these executive officers were:

Bret D. Scholtes, President and Chief Executive Officer

Andrew C. Johannesen, Executive Vice President and Chief Financial Officer

John D. Held, Executive Vice President, General Counsel and Secretary

Dr. Mark E. Griffin, President – Animal Nutrition

Montgomery C. Deihl, Vice President – Operations

Compensation Program Overview

Our executive compensation program is subject to the oversight of the Compensation Committee (“Committee”) of our Board of Directors. The Committee is composed of Dr. Gary L. Allee (Chairman), David W. Wehlmann and Stephen C. Bryan. Each of these Committee members served on the Committee for all of 2015.

In December 2015, the Board approved an amended and restated charter for the Committee. The Committee’s amended and restated charter provides that the Committee makes recommendations on the compensation of the Company’s executive officers (including the Named Executive Officers), executive benefits, incentive and equity based compensation plans, and compensation for the Board’s independent directors, which recommendations are subject to approval by the Board. Accordingly, the Committee recommends to the Board for approval the compensation to be paid to the Chief Executive Officer (the “CEO”) and other executive officers of the Company, including the Named Executive Officers, as well as any Company executive benefits, incentive or equity based plans. The Committee also recommends to the Board for approval the compensation to be paid to the Company’s independent directors.

Our ability to hire and retain employees with the requisite skills and experience to develop, expand and execute business opportunities is essential to our success and the success of our stockholders. While we hope to offer a work environment in which employees can find attractive career challenges and opportunities, we also understand that employees have choices regarding where they pursue their careers and compensation plays a significant role in their decision to choose us as their employer.

Our compensation program is designed to support the successful recruitment, development and retention of key employees in order to achieve our corporate goals, align management’s interests with those of our stockholders, and optimize long-term financial returns. Because we believe that employee continuity and retention of institutional knowledge are important corporate goals, we believe that our compensation program must support the retention of our key employees.

Compensation Best Practices

We attempt to ensure that our executive compensation is closely aligned with our stockholders as follows:

●	A majority of our officers’ compensation is at risk as variable compensation.
●	A majority of our officers’ compensation is tied to the Company’s annual financial and operational performance.
●	Fifty percent of our officer’s short-term incentive awards are linked to the achievement of objective pre-established performance goals tied to specific operational and financial objectives.
●

Fifty percent of our officers’ long-term incentive equity-based awards have value tied to the Company’s common stock’s relative performance compared to the Russell 2000® Index over a multi-year period.

●	All officers and directors are subject to stock ownership requirements.
●	The Committee engages an independent compensation consultant to advise on executive compensation.

2015 Executive Compensation Program

In connection with its review of executive compensation for 2015, the Committee retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to assist and advise the Committee. The firm was selected by the Committee based on its reputation and expertise and the Committee’s prior work with the firm. In connection with the appointment of FWC as the Committee’s compensation consultant, the Committee determined that FWC was independent and did not raise any conflict of interest based on criteria prescribed by the NYSE.

Peer Group Market Positioning

In connection with its engagement, FWC reviews our executive compensation program for selected senior management positions (eight in 2015 and 2016), including the Named Executive Officers. In connection with its review of our executive compensation program, FWC compares the Company’s base salaries, short-term incentives and long-term incentives for the Named Executive Officer positions to marketplace base salaries, marketplace short-term incentives and marketplace long-term incentives for similar positions. To generate this market data, FWC typically utilizes two sources of information. The first source is proxy statement data from a peer group developed by FWC and approved by the Committee, which is set forth below (“Peer Group”) for 2015 and 2016. The second source is survey data, which for 2015 and 2016 was from the All Industries portion of the Aon Hewitt US Total Compensation Survey. These two sources are blended together to form the “market data.”

The Peer Group was originally developed by FWC based on size of company, industry, and certain financial metrics and is reevaluated annually based on these same criteria. The companies used to compare executive compensation for 2015 are presented below:

Company	Revenue (in millions)	Company	Market Cap* (in millions)
Diamond Foods Inc	$877	USANA Health Sciences Inc	$1,213
John B. Sanfilippo & Son Inc	$833	Diamond Foods Inc	$771
Calavo Growers Inc	$783	Calavo Growers Inc	$632
USANA Health Sciences Inc	$749	Boulder Brands Inc	$613
Farmer Brothers Company	$535	NutriSystem Inc	$513
Boulder Brands Inc	$514	Farmer Brothers Company	$496
NutriSystem Inc	$394	John B. Sanfilippo & Son Inc	$406
Nature's Sunshine Products	$380	Medifast Inc	$382
Omega Protein Corporation	$350 - $375	Alico Inc	$350
Medifast Inc	$319	Lifeway Foods Inc	$299
MGP Ingredients Inc	$314	MGP Ingredients Inc	$280
Inventure Foods Inc	$271	Nature's Sunshine Products	$261
Nutraceutical Intl Corp	$214	Omega Protein Corporation	$227
LifeVantage Corp	$214	Craft Brew Alliance Inc	$227
Craft Brew Alliance Inc	$197	Inventure Foods Inc	$199
Golden Enterprises Inc	$133	Nutraceutical Intl Corp	$189
Bridgford Foods Corp	$133	LifeVantage Corp	$128
Lifeway Foods Inc	$115	Bridgford Foods Corp	$68
Coffee Holding Co Inc	$109	Golden Enterprises Inc	$43
Alico Inc	$89	Coffee Holding Co Inc	$31
25th Percentile	$165	25th Percentile	$194
Median	$314	Median	$299
75th Percentile	$524	75th Percentile	$505
Percent Rank	45%	Percent Rank	33%

*Revenue reflects the trailing twelve months; market capitalization is calculated as of January 31, 2015.

Based on FWC’s review in 2016, four companies were removed from the Peer Group (Coffee Holding Co., Inc., Bridgford Foods Corp., Golden Enterprises, Inc., and Lifeway Foods, Inc.) and two companies were added (B&G Foods Inc. and Landec Corp.). The companies used to compare executive compensation for 2016 are presented below (excluding one company, Boulder Brands, which was acquired prior to the cut-off date of January 29, 2016 for inclusion in this table but which was still included in the analysis):

Company	Revenue* (in millions)	Company	Market Cap* (in millions)
John B Sanfilippo & Son Inc.	$936	B&G Foods Inc.	$2,031
USANA Health Sciences Inc.	$914	USANA Health Sciences Inc.	$1,599
B&G Foods Inc.	$862	Diamond Foods, Inc.	$1,140
Calavo Growers Inc.	$857	Calavo Growers Inc.	$867
Diamond Foods, Inc.	$842	John B Sanfilippo & Son Inc.	$588
Landec Corp.	$549	Nutrisystem, Inc.	$553
Farmer Brothers Co.	$543	Omega Protein Corporation	$477
Nutrisystem, Inc.	$452	Farmer Brothers Co.	$436
Omega Protein Corporation	$379	MGP Ingredients Inc.	$359
Nature’s Sunshine Products Inc.	$331	Medifast Inc.	$337
MGP Ingredients Inc.	$322	Landec Corp.	$312
Inventure Foods, Inc.	$288	Alico Inc.	$249
Medifast Inc.	$274	Nutraceutical International Corp.	$219
Nutraceutical International Corp.	$219	Craft Brew Alliance, Inc.	$159
Craft Brew Alliance, Inc.	$202	Nature’s Sunshine Products Inc.	$156
Lifevantage Corporation	$184	Lifevantage Corporation	$114
Alico Inc.	$153	Inventure Foods, Inc.	$110
25th Percentile	$233	25th Percentile	$174
Median	$391	Median	$348
75th Percentile	$853	75th Percentile	$797
Percent Rank	49%	Percent Rank	62%

*Revenue reflects the trailing twelve months; market capitalization is calculated as of January 29, 2016.

The FWC data showed that in the aggregate, the Company’s executive officers were positioned slightly above the market median (50th percentile) for base salary, at and just above the 75th percentile for target and actual total cash compensation (salary plus short-term incentives), respectively, and approximately at the market median (50th percentile) for long-term incentive awards. Target and actual total direct compensation (salary, short-term incentives plus long-term incentives) for the Company’s executive officers were positioned just above the market median (50th percentile) and between the market median (50th percentile) and the 75th percentile, respectively.

FWC noted that in terms of overall compensation mix, the Company placed a greater emphasis on annual incentives than the market and the Company’s long term incentive weighting was slightly below the market median.

Based on the above, the Committee believes that the Company’s executive compensation program positioning was within a reasonable range when compared to FWC’s market data.

Elements of Executive Compensation

The key elements of our executive compensation program are: (1) base salary, (2) short-term incentives such as annual cash awards, (3) long- term incentives such as equity or equity-linked awards, and (4) perquisites and generally available benefit programs. The balance among these elements of compensation is established annually by the Committee and is designed to retain key employees and encourage future performance. Our approach with respect to these four components of compensation is discussed below.

1.     Base Salary. We pay our executive officers a base salary to compensate them for their services and to provide a steady source of income. The Committee has generally reviewed and established the base salaries of the CEO and the other Named Executive Officers on an annual basis. In establishing base salaries, the Committee considers the effect of any new base salary level on total compensation, the length of time since the last salary increase, the importance of the position, the skills and background required for the position, internal equity considerations among the Company’s senior officer positions and market data for similar positions. The Committee has not generally used any mechanical formulations or weighting of any of the factors it considers, although it may do so from time to time.

The Committee recommended no changes, and the Board made no changes, to base salaries for the Named Executive Officers for 2016. The base salaries of the Named Executive Officers for 2015 and 2016 are as follows:

Executive Officer	Title	2015 Base Salary	2016 Base Salary	Percentage Change
Bret D. Scholtes	President and Chief Executive Officer	$550,000	$550,000	0%
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$340,000	$340,000	0%
John D. Held	Executive Vice President, General Counsel and Secretary	$325,000	$325,000	0%
Dr. Mark E. Griffin	President – Animal Nutrition	$325,000	$325,000	0%
Montgomery C. Deihl	Vice President – Operations	$275,000	$275,000	0%

2.     Short-Term Incentives. We pay short-term incentives to our executive officers to reward them for short-term performance and the achievement of annual goals related to key business drivers. The Committee has generally recommended short-term performance awards in the form of annual cash bonuses under the Company’s short-term incentive program.

The Company’s short-term incentive program is based on a combination of formulaic measures and Committee discretion. The short-term incentive program for 2015 was weighted 50% for formulaic measures (the “2015 Formulaic Component”) and 50% for discretionary measures (the “2015 Discretionary Component”). The Committee generated a potential target value for the 2015 Formulaic Component for each Named Executive Officer which is referred to as the “2015 Formulaic Target Amount.” The Committee also generated a potential target value for the 2015 Discretionary Component for each Named Executive Officer which is referred to as the “2015 Discretionary Target Amount.” The aggregate of the 2015 Formulaic Target Amount and the 2015 Discretionary Target Amount is referred to as the “2015 Aggregate Short-Term Target Incentive Amount.”

In setting targets and criteria under the Company’s short-term incentive program in 2015, the Committee considered the Company’s compensation strategy, the market data provided by FWC, the importance of the position, the skills and background required for the position and internal equity considerations among the Company’s executive officer positions. The Committee adopted the following 2015 Aggregate Short-Term Target Incentive Amounts for its Named Executive Officers:

Executive Officer	Title	2015 Short-Term Incentive Target as a Percentage of 2015 Base Salary	2015 Aggregate Short-Term Target Incentive Amount	2015 Formulaic Target Amount	2015 Discretionary Target Amount

Bret D. Scholtes	President and Chief Executive Officer	100%	$550,000	$275,000	$275,000

Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	75%	$255,000	$127,500	$127,500

John D. Held	Executive Vice President, General Counsel and Secretary	75%	$243,750	$121,875	$121,875

Dr. Mark E. Griffin	President – Animal Nutrition	75%	$243,750	$121,875	$121,875

Montgomery C. Deihl	Vice President – Operations	55%	$151,250	$75,625	$75,625

Payouts under each component of the short-term incentive program could range from 0% to 200% of the target amount (the “Target”) for that component. The Committee determined that the target, for each of the 2015 Formulaic Component and the 2015 Discretionary Component, could be reduced to a threshold amount (the “Threshold”) or increased to a maximum (the “Maximum”), depending on performance, that would pay out as follows:

Threshold	50% of Target

Target	100% of Target

Maximum	200% of Target

The payouts for performance in between the above levels are interpolated. No amounts are paid for any performance results below the Threshold. There is a cap of 200% for any performance results above the Maximum.

Based on the above framework and on the Committee’s recommendations, and after consultations with the Committee, in March 2016 the Board approved the following cash payments to the Named Executive Officers with respect to short-term incentive awards granted under the Company’s short-term incentive program for 2015:

Executive Officer	Title	Total 2015 Short- Term Incentive Award	2015 Formulaic Component	2015 Discretionary Component
Bret D. Scholtes	President and Chief Executive Officer	$736,505	$375,155	$361,550
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$315,221	$173,936	$141,285
John D. Held	Executive Vice President, General Counsel and Secretary	$327,343	$166,262	$161,081
Dr. Mark E. Griffin	President – Animal Nutrition	$338,343	$166,262	$172,081
Montgomery C. Deihl	Vice President – Operations	$194,976	$103,167	$91,809

The rationales for these payments are described below:

A.     Formulaic Component of the 2015 Annual Short-Term Incentive Award.

In connection with the 2015 Formulaic Component, the Committee utilized an objective performance formula. The Committee selected four Company performance measures that it believed were important goals for management’s focus: (i) safety and compliance, (ii) free cash flow, (iii) return on capital, and (iv) human nutrition gross profit. The Committee then assigned a specific Threshold, Target and Maximum goal for each of the performance measures.

The Committee believes that the specific criteria selected for the Target goal for each performance measure generally represents an excellent financial or operational outcome that is generally more difficult to achieve than prior years’ equivalent criteria and one for which a significant level of effort will be required by management. The Committee believes that the specific criteria selected for each Maximum goal for each performance measure generally represents a substantially superior financial or operational outcome and one for which a very significant level of effort will be required by management.

The Committee assigned the weightings in the table below to each performance measure and then assigned a percentage of achievement at the Threshold, Target and Maximum levels for each performance measure. The Committee then multiplied the weighting for that performance measure by that measure’s percentage of achievement and then aggregated each of those weighted percentages, which resulted in a total percentage of achievement of approximately 136.4% for the 2015 Formulaic Component. This percentage was then multiplied by each Named Executive Officer’s 2015 Formulaic Target Amount.

The Committee derived the aggregate percentage of the 2015 Formulaic Target Amount as set forth in the table below:

		Payout at Performance Level
Performance Measure	Weighting of Performance Measure	Threshold	Target	Maximum	Percentage of 2015 Formulaic Target Component Awarded
Safety and Compliance
● Number of OSHA Recordable and Jones Act Claims	15%	7.5%	15%	30%	13.2%
● Number of Significant Incidents	15%	7.5%	15%	30%	12.4%
Free Cash Flow vs. Budget	30%	15%	30%	60%	60.0%
Return on Capital	20%	10%	20%	40%	40.0%
Human Nutrition Gross Profit	20%	10%	20%	40%	10.8%
Total	100%	50%	100%	200%	136.4%

Accordingly, each Named Executive Officer received a payout of approximately 136.4% of his 2015 Formulaic Target Amount under the 2015 Formulaic Component of his cash short-term incentive award for 2015.

B.     Discretionary Component of the 2015 Annual Short-Term Incentive Award.

The Committee believes that the use of discretion is important to the motivational effectiveness of annual short-term incentive awards because it allows the Committee flexibility in responding to the external factors that are not predictable or that are outside the control of management. The Committee also believes that formula based plans do not afford the latitude to recognize innovation, dedication, creativity, historical perspective, and individual contributions. These factors are important to successfully managing a business that is heavily influenced by outside influences, particularly during periods of challenge when those financial metrics may be correspondingly lower. Our compensation program is designed to be flexible in order to allow the Committee discretion to reward management for performance in response to events or situations that are not conveniently measured, or that do not recur from year to year, or conversely, to reduce awards in a period of financial or operational underperformance.

Mr. Scholtes’ 2015 Discretionary Component was paid out at approximately 131% of his 2015 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2015 Discretionary Component payout for Mr. Scholtes, the Committee considered its subjective assessment of Mr. Scholtes’ performance in 2015 and Mr. Scholtes’ contributions to Company performance in 2015.

Mr. Johannesen’s 2015 Discretionary Component was paid out at approximately 111% of his 2015 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2015 Discretionary Component payout for Mr. Johannesen, the Committee considered its subjective assessment of Mr. Johannesen’s performance in 2015, the CEO’s subjective assessment of Mr. Johannesen’s performance in 2015 and Mr. Johannesen’s contributions to Company performance in 2015.

Mr. Held’s 2015 Discretionary Component was paid out at approximately 132% of his 2015 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2015 Discretionary Component payout for Mr. Held, the Committee considered its subjective assessment of Mr. Held’s performance in 2015, the CEO’s subjective assessment of Mr. Held’s performance in 2015 and Mr. Held’s contributions to Company performance in 2015.

Dr. Griffin’s 2015 Discretionary Component was paid out at approximately 141% of his 2015 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2015 Discretionary Component payout for Dr. Griffin, the Committee considered its subjective assessment of Dr. Griffin’s performance in 2015, the CEO’s subjective assessment of Dr. Griffin’s performance in 2015 and Dr. Griffin’s contributions to Company performance in 2015.

Mr. Deihl’s 2015 Discretionary Component was paid out at approximately 121% of his 2015 Discretionary Target Amount which was above the 100% Target but below the 200% Maximum for that component. In recommending the 2015 Discretionary Component payout for Mr. Deihl, the Committee considered its subjective assessment of Mr. Deihl’s performance in 2015, the CEO’s subjective assessment of Mr. Deihl’s performance in 2015 and Mr. Deihl’s contributions to Company performance in 2015.

3. Long-Term Incentive Awards. We make long-term equity incentive awards to align the long-term interests of our executive officers with the Company’s stockholders. Under the Company’s 2015 Long Term Incentive Plan, the Committee may award non-qualified or incentive stock options, restricted stock, performance awards in the form of performance units (cash) or performance shares (shares of common stock) and stock-based awards payable in shares of common stock, cash or a combination thereof, including, but not limited to, stock appreciation rights settled in cash or common stock.

The Committee believes that the 2015 Long-Term Incentive Plan and the long-term incentive plan design discussed below have enabled and will enable the Company to continue to attract, retain and incentivize highly-qualified and experienced personnel. Under these plans, the Committee is responsible for determining who receives awards, and the size, duration and type of each award, as well as the other terms and conditions of each award.

A. 2015 Equity Incentives

Under the Company’s long-term incentive program, long-term equity awards to executive officers are generally made annually and based on metrics designed to align the interests of the executives with stockholders. The Committee adopted the following targets (as a percentage of 2014 base salary) for the value of long-term incentive equity awards granted in February 2015 to its Named Executive Officers:

Executive Officer	Title	Long-Term 2015 Equity Incentive Target as a Percentage of 2014 Base Salary	Total Value of 2015 Long-Term Equity Incentive Awards	Value of 2015 Restricted Stock Awards	Value of 2015 Performance Units
Bret D. Scholtes	President and Chief Executive Officer	110%	$605,000	$302,500	$302,500

Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	80%	$260,000	$130,000	$130,000

John D. Held	Executive Vice President, General Counsel and Secretary	80%	$260,000	$130,000	$130,000

Dr. Mark E. Griffin	President – Animal Nutrition	80%	$260,000	$130,000	$130,000

Montgomery C. Deihl	Vice President – Operations	60%	$135,000	$67,500	$67,500

In setting the above Long-Term Incentive Targets, the Committee considered the Company’s compensation strategy, the market data provided by FWC, the importance of the position, the skills and background required for the position and internal equity considerations among the Company’s senior officer positions.

The Committee determined that 50% of the potential value of each long-term incentive award would be granted as restricted Common Stock under the Company’s 2015 Long Term Incentive Plan and 50% would be granted as Performance Units under the Company’s 2015 Cash Incentive Performance Unit Plan. These values are set out in the above table. The Committee made this determination in order to create incentives for its Named Executive Officers to focus on increasing the price of the Common Stock, both in absolute terms through the restricted Common Stock awards, and in relative terms through the Performance Units whose value is tied to the Common Stock’s relative performance as compared to the Russell 2000® Index. Further information on the 2015 restricted Common Stock awards and 2015 Performance Unit awards is set forth below.

(i)	2015 Restricted Stock Awards

In February 2015, the Committee granted the following amount of shares of restricted Common Stock to the Named Executive Officers:

Executive Officer	Title	Number of Shares of Common Stock	Fair Market Value of Restricted Stock Awards on Date of Grant
Bret D. Scholtes	President and Chief Executive Officer	27,676	$302,500
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	11,893	$130,000
John D. Held	Executive Vice President, General Counsel and Secretary	11,893	$130,000
Dr. Mark E. Griffin	President – Animal Nutrition	11,893	$130,000
Montgomery C. Deihl	Vice President – Operations	6,175	$67,500

If the Named Executive Officer remains employed by the Company through the applicable vesting date, these shares will vest in one third increments on each anniversary of the date of grant. The value of the shares on date of grant was $10.93 per share, which was the Fair Market Value (as defined in the 2006 Incentive Plan) of the shares on the date of grant.

In determining the above restricted Common Stock awards to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated 50% of that award value as restricted Common Stock under the Company’s 2006 Incentive Plan.

(ii)	2015 Performance Unit Awards

In February 2015, the Committee approved the Omega Protein Corporation 2015 Cash Incentive Performance Unit Plan (the “2015 Performance Unit Plan”). The Committee believes that the 2015 Performance Unit Plan will enable the Company to continue to attract and retain the services of employees through competitive incentive compensation opportunities that enable them to share in the long-term growth and success of the Company. The long-term performance related incentives encourage commitment and motivate superior performance by providing employees with a program that strongly aligns their personal interests to those of the Company’s stockholders.

In February 2015, the Committee granted the following amount of 2015 Performance Units under the 2015 Performance Unit Plan to the Named Executive Officers:

Executive Officer	Title	Number of 2015 Performance Units	Value of 2015 Performance Units if Threshold Goal is Achieved Each Year	Value of 2015 Performance Units if Target Goal is Achieved Each Year	Value of 2015 Performance Units if Maximum Goal is Achieved Each Year
Bret D. Scholtes	President and Chief Executive Officer	302,500	$151,250	$302,500	$605,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	130,000	$65,000	$130,000	$260,000
John D. Held	Executive Vice President, General Counsel and Secretary	130,000	$65,000	$130,000	$260,000
Dr. Mark E. Griffin	President – Animal Nutrition	130,000	$65,000	$130,000	$260,000
Montgomery C. Deihl	Vice President – Operations	67,500	$33,750	$67,500	$135,000

In determining the number of 2015 Performance Units granted to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated of 50% of that award value as 2015 Performance Units under the 2015 Performance Unit Plan, using the Target goal of $1.00 per 2015 Performance Unit as the assumed payout level. (The grant date actual fair value of the 2015 Performance Units was calculated in accordance with FASB ASC Topic 718 to be $0.99 per 2015 Performance Unit; that amount is less than the notional $1.00 value utilized by the Committee.)

The 2015 Performance Units are settled in cash, the amount of which will be determined by reference to the performance of the Common Stock during the relevant performance period compared to the performance of the Russell 2000® Index during that same period. The value of the 2015 Performance Units will be measured based on the Company’s relative performance in each of the three following periods: (i) January 1, 2015 to December 31, 2015, (ii) January 1, 2016 to December 31, 2016, and (iii) January 1, 2017 to December 31, 2017. The payout value for one third of the 2015 Performance Units granted to an employee is determined at the end of each calendar year of the performance period based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Russell 2000® Index. At the end of each calendar year in the performance period, subject to review and certification of results by the Committee, the employee will accrue a cash award based on the payout value of his or her 2015 Performance Units for such calendar year. Accrued cash awards for all three years will be paid after December 31, 2017.

The comparison of the Company’s TSR to the Russell 2000 Index TSR will generate a percentage that will relate to one of four quartiles: (i) less than 25%, (ii) 25% up to 50%, (iii) 50% up to 75%, and (iv) greater than 75%.

That quartile will determine the value of a 2015 Performance Unit for a given calendar year as set forth below:

	Company Ranking as Compared to Russell 2000®	Value of a 2015 Performance Unit
Maximum	75th % Quartile	$2.00
Target	50th % Quartile	$1.00
Threshold	25th % Quartile	$0.50
Below Threshold	< 25th % Quartile	$0

Values between quartiles will be interpolated, unless the Company’s TSR is below the 25th quartile, in which case no payment would be accrued, or unless the Company’s TSR is above the 75th quartile, in which case the value of the 2015 Performance Unit is capped at $2.00. In the event that the Company’s TSR is negative during the performance measurement period, the maximum value of the 2015 Performance Unit for that period would be capped at $1.00.

TSR for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the Common Stock for the last 25 trading days of the applicable performance period, less the average closing price of the Common Stock for the 25 trading days immediately preceding the performance period, by (b) the average closing price of the Common Stock for the 25 trading days immediately preceding the performance period. TSR is calculated with respect to each performance period for the companies in the Russell 2000 Index on the same basis as TSR is calculated for the Company.

B. 2016 Equity Incentives

Under the Company’s long-term incentive program, long-term equity awards to executive officers are generally made annually and based on metrics designed to align the interests of the executives with increasing stockholder value. The Committee adopted the following targets (as a percentage of 2015 base salary) for the value of long-term incentive equity awards granted in March 2016 to its Named Executive Officers:

Executive Officer	Title	Long-Term 2016 Equity Incentive Target as a Percentage of 2015 Base Salary	Value of 2016 Long-Term Equity Incentive Awards	Value of 2016 Restricted Stock Awards	Value of 2016 Performance Units
Bret D. Scholtes	President and Chief Executive Officer	120%	$660,000	$330,000	$330,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	80%	$272,000	$136,000	$136,000
John D. Held	Executive Vice President, General Counsel and Secretary	80%	$260,000	$130,000	$130,000
Dr. Mark E. Griffin	President – Animal Nutrition	80%	$260,000	$130,000	$130,000
Montgomery C. Deihl	Vice President – Operations	60%	$165,000	$82,500	$82,500

In setting the above Long-Term Incentive Targets, the Committee considered the Company’s compensation strategy, the market data provided by FWC, the importance of the position, the skills and background required for the position and internal equity considerations among Company’s senior officer positions.

The Committee determined that 50% of the potential value of each long-term incentive award would be payable as restricted Common Stock under the Company’s 2015 Incentive Plan and 50% would be payable as Performance Units under the Company’s 2015 Cash Incentive Performance Unit Plan. These values are set out in the above table. The Committee made this determination in order to create incentives for its Named Executive Officers to focus on increasing the price of the Common Stock, both in absolute terms through the restricted Common Stock awards, and in relative terms through the Performance Units whose value is tied to the Common Stock’s relative performance as compared to the Russell 2000® Index. Further information on the 2016 restricted stock awards and the 2016 Performance Units is set forth below.

(i)	2016 Restricted Stock Awards.

In March 2016, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the grant of the following amount of shares of restricted Common Stock to the Named Executive Officers:

Executive Officer	Title	Number of Shares of Common Stock	Fair Market Value of 2016 Restricted Stock Awards on Date of Grant
Bret D. Scholtes	President and Chief Executive Officer	15,965	$330,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	6,579	$136,000
John D. Held	Executive Vice President, General Counsel and Secretary	6,289	$130,000
Dr. Mark E. Griffin	President – Animal Nutrition	6,289	$130,000
Montgomery C. Deihl	Vice President – Operations	3,991	$82,500

If the Named Executive Officer remains employed by the Company through the applicable vesting date, these shares will vest in one third increments on each anniversary of the date of grant. The value of the shares on date of grant was $20.67 per share, which was the Fair Market Value (as defined in the 2015 Incentive Plan) of the shares on the date of grant.

In determining the above restricted Common Stock awards to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated 50% of that award value as restricted Common Stock under the Company’s 2015 Incentive Plan.

(ii)	2016 Performance Unit Awards.

In March 2016, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the Omega Protein Corporation 2016 Cash Incentive Performance Unit Plan (the “2016 Performance Unit Plan”). The 2016 Performance Unit Plan was approved in accordance with and pursuant to the 2015 Incentive Plan. The Committee believes that the 2016 Performance Unit Plan will enable the Company to obtain and retain the services of employees by encouraging their commitment, motivating their superior performance by means of long-term performance related incentives, encouraging and providing them with a program that links and aligns their personal interests to those of the Company’s stockholders, attracting and retaining them by providing competitive incentive compensation opportunities, and enabling them to share in the long-term growth and success of the Company.

In March 2016, the Board approved, based on the Committee’s recommendations and after consultations with the Committee, the grant of the following amount of 2016 Performance Units under the 2016 Performance Unit Plan to the Named Executive Officers:

Executive Officer	Title	Number of 2016 Performance Units	Value of 2016 Performance Units if Threshold Goal is Achieved Each Year	Value of 2016 Performance Units if Target Goal is Achieved Each Year	Value of 2016 Performance Units if Maximum Goal is Achieved Each Year
Bret D. Scholtes	President and Chief Executive Officer	330,000	$165,000	$330,000	$660,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	136,000	$68,000	$136,000	$272,000
John D. Held	Executive Vice President, General Counsel and Secretary	130,000	$65,000	$130,000	$260,000
Dr. Mark E. Griffin	President – Animal Nutrition	130,000	$65,000	$130,000	$260,000
Montgomery C. Deihl	Vice President – Operations	82,500	$41,250	$82,500	$165,000

In determining the number of 2016 Performance Units granted to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated of 50% of that award value as 2016 Performance Units under the 2016 Performance Unit Plan, using the Target goal of $1.00 per 2016 Performance Unit as the assumed payout level.

The 2016 Performance Units are settled in cash, the amount of which will be determined by reference to the performance of the Common Stock during the relevant performance period compared to the performance of the Russell 2000® Index during that same period. The value of the 2016 Performance Units will be measured based on the Company’s relative performance in each of the three following periods: (i) January 1, 2016 to December 31, 2016, (ii) January 1, 2017 to December 31, 2017, and (iii) January 1, 2018 to December 31, 2018. The payout value of one third of the 2016 Performance Units granted to an employee is determined at the end of each calendar year of the performance period based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Russell 2000® Index. At the end of each calendar year in the performance period, subject to review and certification of results by the Committee, the employee will accrue a cash award based on the payout value of his or her 2016 Performance Units for such calendar year. Accrued cash awards for all three years will be paid after December 31, 2018.

The comparison of the Company’s TSR to the Russell 2000® Index TSR will generate a percentage that will relate to one of four quartiles: (i) less than 25%, (ii) 25% up to 50%, (iii) 50% up to 75%, and (iv) greater than 75%.

That quartile will determine the value of a 2016 Performance Unit for a calendar year as set forth below:

	Company Ranking as Compared to Russell 2000®	Value of a 2016 Performance Unit
Maximum	75th % Quartile	$2.00
Target	50th % Quartile	$1.00
Threshold	25th % Quartile	$0.50
Below Threshold	< 25th % Quartile	$0

Values between quartiles will be interpolated, unless the Company’s TSR is below the 25th quartile, in which case no payment would be accrued, or unless the Company’s TSR is above the 75th quartile, in which case the value of the 2016 Performance Unit is capped at $2.00. In the event that the Company’s TSR is negative during the performance measurement period, the maximum value of the 2016 Performance Unit for that period would be capped at $1.00.

TSR for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the Common Stock for the last 25 trading days of the applicable performance period, less the average closing price of the Common Stock for the 25 trading days immediately preceding the performance period, by (b) the average closing price of the Common Stock for the 25 trading days immediately preceding the performance period. TSR is calculated with respect to each performance period for the companies in the Russell 2000® Index on the same basis as TSR is calculated for the Company.

4. Perquisites and Benefit Programs. We provide certain perquisites and benefit programs to our senior management to allow them to focus on Company matters and because many other companies with which we compete for executive talent provide similar arrangements. Our perquisite and benefit programs are discussed generally below.

Benefit Programs. We offer health, welfare and retirement programs to all eligible employees. The Named Executive Officers are eligible to participate in these benefit programs on the same basis as all employees generally. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and disability insurance. We also provide an executive medical plan to each qualifying Named Executive Officer and other qualifying executive officers, which reimburses that officer for certain medical, pharmacy, dental and vision expenses not fully reimbursed by our general benefit plans.

We offer a 401(k) retirement plan that is intended to supplement the employee’s personal savings and social security. All of our employees are generally eligible to participate in the 401(k) plan and the Named Executive Officers participate on the same basis as all of our employees. At our discretion, we may make a matching contribution to each participating employee’s 401(k) account and we did so in 2015. We froze our pension plan in 2002 and accordingly, our employees, including the Named Executive Officers, no longer receive any additional years of service credit under this pension plan.

We do not provide any of our executive officers or directors with any reimbursements for country club or golf club memberships, private aircraft use, personal financial or tax advice, or security expenses. We provide an annual car allowance of $12,000 to each of the Named Executive Officers.

Employment and Indemnification Agreements. We have entered into employment agreements with the Named Executive Officers pursuant to which the officer will be entitled to receive severance benefits upon certain defined termination events, including upon the occurrence of certain enumerated events following a change of control or in some cases, a change of control only. The events that trigger payments following a change of control are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment within a certain period following a change of control. In the case of a termination event being the result of a change of control only, an executive is permitted to continue to provide services to the Company in any amount and for as long as needed after the receipt of severance benefits and allows the severance benefits to comply with Section 409A of the Internal Revenue Code. In general, we believe these agreements will assure executives of fair treatment following a change of control, and assist in promoting continuity of senior management and retaining key talent during uncertain times. These agreements are intended to ensure the full attention of the executive is devoted to the Company’s business and interests of its stockholders, free from any distractions caused by personal job-related uncertainties relating to termination or a pending or threatened change of control. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided in this Proxy Statement under the heading “Executive Compensation – Potential Payments Upon Termination or Change of Control.”

We have entered into indemnification agreements with each of our directors and Named Executive Officers. These indemnification agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, and advance their expenses incurred as a result of a proceeding as to which they may be indemnified. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Nevada law and are in addition to any other rights the indemnitee may have under the Company’s Articles of Incorporation, Bylaws or applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced officers and directors. We also cover our directors and officers under directors’ and officers’ liability insurance policies.

Other Policies

Except as described above under “Elements of Executive Compensation,” the Committee has not adopted any formal policies mandating a specific allocation of (i) long-term compensation and current compensation, (ii) cash compensation and non-cash compensation, and (iii) different types of long-term compensation, because in each case, the Committee desires to maintain maximum flexibility when making its compensation determinations. The Committee has not adopted an express “clawback” policy which would allow the Company to recoup paid compensation from designated officers in the event of a financial restatement. The Committee has deferred taking action on a clawback policy until such time as the regulations are issued pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in order to ensure that our policy will fully comply with these regulations.

The Committee has adopted a general policy that short-term incentive cash awards for Named Executive Officers and other senior management for a particular fiscal year will be approved in the first quarter immediately following that fiscal year, so that the audit of the Company’s financial statements will be in the latter stages of completion when those awards are approved. The Committee does not coordinate the timing of equity-related awards with the release of any Company material non-public information or the filing of any Company SEC reports.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for senior management and independent Board members because it believes these executives will more effectively pursue the long-term interests of stockholders if they are stockholders themselves. The following table provides our current stock ownership requirements, by position:

Leadership Position	Value of Shares
Independent Board Member	3x annual retainer
Chief Executive Officer	3x base salary
Executive Vice Presidents, Senior Vice Presidents and Presidents of Divisions	2x base salary
Vice Presidents and other key employees (as designated from time to time by the Chief Executive Officer)	1x base salary

The Board’s Corporate Governance and Nominating Committee reviews annually the stock ownership requirements and where executives stand against their respective requirement. Once an executive becomes subject to the stock ownership requirements, he or she has five years to satisfy the requirements. A three-year period to comply restarts when an executive is promoted to a higher ownership requirement or receives an increase in base salary or Board retainer fees.

Securities Trading Policy

Other than the Company’s securities trading policy, the Company does not have any formal policies regarding hedging the economic risk of equity or security ownership in the Company. The Company’s securities trading policy prohibits Company officers and key employees from short-term trading in the Company’s securities, conducting any short sales in the Company’s securities, or trading in Company common stock options that are traded on any stock exchange.

The Role of Internal Equity

In setting total compensation, the Committee considered internal equity considerations regarding the CEO and Named Executive Officers but does not have a specific formula for determining the relationship between CEO and Named Executive Officer pay.

Process and Procedures for Determining Executive Compensation Programs

Guided by the executive compensation principal objectives described above, the Committee approves the structure of the executive compensation program for our NEOS. The following describes the roles of the key participants in the process.

Role of the Committee

Our executive compensation program is subject to the oversight of the Committee. The Committee operates under a written charter adopted by the Board of Directors. To fulfill its responsibilities, the Committee:

1.    Provides direction to the Company in connection with executive compensation and benefits for the executive team.

2.    Reviews and approves corporate goals and individual performance relevant to the compensation of the CEO.

3.    Evaluates the CEO’s performance and achievement of corporate goals, either as a committee or together with other independent directors, and makes recommendations to the Board on the CEO’s compensation level based on such evaluation.

4.    After considering the recommendations of the CEO, reviews the compensation structure and makes recommendations to the Board on the compensation of Section 16 executive officers of the Company, as well as any other senior employees who may be designated by the Committee.

5.    Approves, on behalf of the Board, or at the Committee’s option, recommends to the Board, employment agreements or similar arrangements, or amendments to existing employment agreements or similar arrangements, for officers or other key employees of the Company.

6.    Evaluates and makes recommendations to the Board with respect to the adoption, substantive modification, or termination of any benefit plan of the Company.

7.    Administers any incentive or equity-based compensation plans approved by the Board in accordance with the responsibilities assigned to the Committee under those plans.

8.    Makes recommendations to the Board on the compensation of the Company’s independent directors for the Board’s review and approval.

9.   Ensures that the Company’s shareholders are given the opportunity to vote on equity-compensation plans, as may be required by law and the listing standards of the NYSE.

10.  Reviews and recommends to the Board how frequently the Company should permit shareholders to have an advisory vote on the Company’s executive compensation (“say-on-pay”), after taking into account the historical results of shareholder advisory votes on frequency of say-on-pay resolutions at the Company.

11.  Following each shareholder meeting at which say-on-pay resolutions are proposed for a shareholder advisory vote, reviews the results of the advisory vote and considers whether to make any adjustments to the Company’s executive compensation policies and practices.

The Committee may delegate authority to individuals or Board committees or subcommittees when it deems appropriate, subject to the restrictions of any incentive plan or plans, provided that any Board committees or subcommittees are composed entirely of independent directors.

Role of the Company’s Executive Officers

The Committee has delegated to the CEO the authority to approve changes in base salary and to determine annual cash awards for any Company employee who is not a Company executive officer. The Committee delegated this authority because it believes that the CEO is in an inherently better position than the Committee to assess the subjective and objective performance of Company employees at less senior levels.

Role of Independent Consultants

To assist with the formulation of the Company’s compensation program, the Committee retained FWC as its independent compensation consultant. FWC reports directly to, and takes its direction from, the Committee. However, the Committee does not specifically direct FWC on how to perform its scope of services.

FWC has assisted the Committee with:

●	providing updates on relevant trends and developments in executive and director compensation;
●	assessing the Company’s peer group and the competitiveness of pay levels and practices;
●	evaluating the competitiveness and appropriateness of the Company’s incentive plans;
●	assisting in the design of new incentive plans;
●	reviewing the compensation of non-employee Directors; and
●	reviewing information to be included in the compensation sections of our proxy statement.

The Committee reviewed the independence of FWC based on the NYSE rules for independence and determined that there is no conflict of interest resulting in the Committee’s retention of FWC.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 per person on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to each of the Named Executive Officers. This deduction limitation, however, does not apply to certain qualifying “performance based” compensation. The Committee is aware of this provision but it is possible that the Committee may approve compensation that does not meet the applicable requirements in order to ensure competitive levels of compensation for its executive officers.

Advisory Stockholder Vote on Executive Compensation

At our 2015 Annual Stockholders Meeting, we conducted an advisory vote on the compensation of our Named Executive Officers (the “say-on-pay”). Although the advisory stockholder vote on the “say-on-pay” proposal was non-binding, the Committee has considered, and is likely to continue to consider in the future, the outcome of that vote when making future compensation decisions for the Named Executive Officers. At our 2015 Annual Meeting of Stockholders, approximately 84.7% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our Named Executive Officers, while approximately 14.9% voted against the proposal and approximately 0.4% abstained on voting on the proposal. Based on those results, the Committee believes that the Company’s compensation philosophy and the compensation paid to the Named Executive Officers are supported by our stockholders. The Board has determined to hold a “say on pay” vote annually through 2017, when the next stockholder vote on the frequency of the “say on pay” vote is required .

Compensation Committee Report

The Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on this review and discussion, has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement or the Company’s Annual Report on Form 10-K/A for filing with the SEC.

Dated: March 28, 2016	Respectfully submitted, Dr. Gary L. Allee (Chairman) David W. Wehlmann Stephen C. Bryan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Dr. Allee (Chairman), Mr. Wehlmann and Mr. Bryan. None of Dr. Allee, Mr. Wehlmann or Mr. Bryan had any relationships or transactions with the Company or its subsidiaries required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K under the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2015, 2014 and 2013 the annual compensation for the Company’s Principal Executive Officer, Principal Financial Officer and its other three most highly compensated executive officers in 2015 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR THE

FISCAL YEARS ENDED DECEMBER 31, 2015, 2014, AND 2013

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Non- qualified Deferred Compensation Earnings(2)	All Other Compensation		Total ($)
Bret D. Scholtes	2015	$550,000	0	$601,975	0	$736,505	(3)	0	$57,561	(6)	$1,946,041
President and Chief Executive Officer	2014	$550,000	0	$526,400	0	$577,498	(4)	0	$27,015		$1,680,913
	2013	$450,000	0	$0	0	$675,000	(5)	0	$20,552		$1,145,552

Andrew C. Johannesen	2015	$337,500	0	$258,700	0	$315,221	(3)	0	$23,636	(7)	$935,057
Executive Vice President and Chief Financial Officer	2014	$325,000	0	$244,400	0	$280,313	(4)	0	$23,599		$873,312
	2013	$325,000	0	$0	0	$378,000	(5)	0	$17,941		$720,941

John D. Held	2015	$325,000	0	$258,700	0	$327,343	(3)	$660	$39,911	(8)	$951,614
Executive Vice President, General Counsel and Secretary	2014	$325,000	0	$225,600	0	$268,125	(4)	$5,164	$33,292		$857,181
	2013	$300,000	0	$0	0	$348,000	(5)	0	$32,140		$680,141

Dr. Mark E. Griffin	2015	$325,000	0	$258,700	0	$338,343	(3)	0	$55,122	(9)	$977,165
President – Animal Nutrition Division	2014	$325,000	0	$225,600	0	$268,125	(4)	0	$33,983		$852,708
	2013	$300,000	0	$0	0	$348,000	(5)	0	$19,582		$667,582

Montgomery C. Deihl	2015	$266,667	0	$134,325	0	$194,976	(3)	0	$35,363	(10)	$631,331
Vice President – Operations	2014	$225,000	0	$112,800	0	$204,806	(4)	0	$12,810		$555,415
	2013	$200,000	0	$0	0	$170,000	(5)	0	$11,021		$381,021

(1)

For 2015, the amounts in the column labeled “Stock Awards” consist of two components: (i) the value of restricted Common Stock under the Company’s 2006 Long-Term Incentive Plan (“2006 Incentive Plan”), and (ii) the value of 2015 Performance Units under the Company’s 2015 Cash Incentive Performance Unit Plan (“2015 Performance Unit Plan”), in each case, granted in 2015. The values reported in the table above with respect to the two components are broken down as follows:

Officer	Aggregate Value of Restricted Common Stock and Performance Units (reported in Stock Awards column above)	Value of Restricted Common Stock Award	Value of 2015 Performance Units
Bret D. Scholtes	$601,975	$302,500	$299,475
Andrew C. Johannesen	$258,700	$130,000	$128,700
Dr. Mark E. Griffin	$258,700	$130,000	$128,700
John D. Held	$258,700	$130,000	$128,700
Montgomery C. Deihl	$134,325	$67,500	$66,825

The values of the restricted Common Stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Table 718 and are based on the Fair Market Value (defined in the Company’s 2006 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

The value of the 2015 Performance Units was calculated at approximately $0.99 per 2015 Performance Unit as of the date of grant. This amount does not reflect an amount that the Named Executive Officer received or is entitled to receive. Rather, as required by applicable SEC rules, this amount reflects the aggregate grant date fair value of the 2015 Performance Units granted to the Named Executive Officer in 2015 and computed in accordance with FASB ASC Topic 718 based on the probable outcome with respect to the TSR performance goal applicable to the 2015 Performance Units for the entire performance period. The aggregate grant date fair value of the 2015 Performance Units will likely vary from the actual amount that the Named Executive Officer receives based on stock price fluctuations of the Common Stock and the Russell 2000® Index.

The value of each 2015 Performance Unit on the date of grant was established as follows:

The Company utilized a probabilistic approach for calculating an estimate of the fair value of the 2015 Performance Unit grants following the valuation principles of FASB ASC Topic 718. Monte-Carlo simulation is a generally accepted statistical technique used, in this instance, to simulate a range of possible future stock prices for the Company and the components of the Russell 2000® Index. The Company’s method used a geometric Brownian motion within a risk-neutral framework to model future stock price movements based upon the risk-free rate of return, the volatility of each entity, and correlation of each entity to the Russell 2000® Index. The ending payout was then discounted, with the risk free rate of return, to the grant date to determine the grant date fair value.

In connection with its analysis, the Company made the following assumptions:

Common Stock Price of $10.89 – Based upon the closing price Common Stock price on February 26, 2015, the date of grant for the 2015 Performance Units.

Expected Volatilities – The Company used the historical volatilities over the most recent 2.84-year period for the components of the Russell 2000® Index. The Company chose 2.84 years to be commensurate with the remaining performance period stipulated by the 2015 Performance Units.

Correlation Coefficients – The Company calculated the correlation coefficients based upon the price data used to calculate the historical volatilities.

Risk-Free Rate of Interest of 0.98% – The Company used a risk-free rate of interest that is equal to the yield, as of the measurement date, of the zero-coupon U.S. Treasury bill that is commensurate with the 2.84 year performance measurement period for the 2015 Performance Units.

Dividends – Because the 2015 Performance Units stipulate that the awards are based upon the total stockholder return of the Company and the components of the Russell 2000® Index, the Company modeled such that any dividends get reinvested in the issuing entity on a continuous basis.

Beginning Average Price of $9.74 (for calculating Total Stockholder Return) – For this purpose, the beginning stock price was calculated as the average closing Common Stock price for the 25 trading-day period prior to January 1, 2015, the commencement date of the first performance period for the 2015 Performance Units.

In considering the grant of the 2015 Performance Units, the Compensation Committee utilized a notional value of $1.00 per 2015 Performance Unit which was the Target Goal assumed payout level for each 2015 Performance Unit. See “Compensation Discussion and Analysis for the Year Ended December 31, 2015 – Elements of Executive Compensation – 3. Long-Term Incentive Awards – A. 2014 Equity Incentives – 2. 2015 Performance Unit Awards” for more information on the 2015 Performance Units.

If the Company achieves the highest level of performance with respect to the TSR performance goal applicable to the 2015 Performance Units for the entire performance period, the grant date fair value of the 2015 Performance Units would be as follows: Mr. Scholtes - $605,000, Mr. Johannesen - $260,000, Mr. Griffin - $260,000, Mr. Held - $260,000 and Mr. Deihl - $135,000.

(2)

The Named Executive Officers had no deferred compensation earnings in 2013, 2014 or 2015. The amounts in the column represent the increase in the present value of the officer’s accumulated benefit in the Company’s pension plan as of December 31 of the year reported compared to that same value on December 31 of the prior year, calculated pursuant to FASB Accounting Standards Certification Topic 715-30-20 for financial reporting purposes. In 2013, the calculation for Mr. Held’s pension benefit resulted in a decrease in present value for that year, and the resulting negative number ($3,191) has been omitted from the table. For more information on the calculation methodology, see “Pension Plan Benefits for Fiscal Year Ended December 31, 2015.”

(3)	Represents cash awards paid in March 2016 as short-term incentive awards relating to performance in 2015.

(4)	Represents cash awards paid in February 2015 as short-term incentive awards relating to performance in 2014.

(5)	Represents cash awards paid in February 2014 as short-term incentive awards relating to performance in 2013.

(6)

The reported amount represents (i) $450 for taxable income attributable to Mr. Scholtes due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2015 to Mr. Scholtes’ 401(k) plan account, (iii) $21,175 for Company reimbursed travel expenses for Mr. Scholtes’ spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $13,336 for reimbursements under the Company’s executive medical plan for the 2015 plan year, and (v) $12,000 for a car allowance.

(7)

The reported amount represents (i) $450 for taxable income attributable to Mr. Johannesen due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2015 to Mr. Johannesen’s 401(k) plan account, (iii) $586 for Company reimbursed travel expenses for Mr. Johannesen’s spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursement, and (iv) $12,000 for a car allowance.

(8)

The reported amount represents (i) $690 for taxable income attributable to Mr. Held due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2015 to Mr. Held’s 401(k) plan account, (iii) $1,129 for Company reimbursed travel expenses for Mr. Held’s partner accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $15,492 for reimbursements under the Company’s executive medical plan for the 2015 plan year, and (v) $12,000 for a car allowance.

(9)

The reported amount represents (i) $450 for taxable income attributable to Dr. Griffin due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2015 to Dr. Griffin’s 401(k) plan account, (iii) $12,068 for Company reimbursed travel expenses for Dr. Griffin’s spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $20,004 for reimbursements under the Company’s executive medical plan for the 2015 plan year, and (v) $12,000 for a car allowance.

(10)

The reported amount represents (i) $690 for taxable income attributable to Mr. Deihl due to the Company’s payment on his behalf of life insurance premiums relating to policy face amounts in excess of $50,000, (ii) $10,600 for Company matching contributions in 2015 to Mr. Deihl’s 401(k) plan account, and (iii) $1,421 for Company reimbursed travel expenses for Mr. Deihl’s spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, (iv) $13,380 for reimbursements under the Company’s executive medical plan for the 2015 plan year, and (v) $9,272 for a car allowance.

Grants of Plan Based Awards

The following table shows grants of plan-based awards relating to 2015 for the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015

	Grant	Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number Of Shares Of Or Units Stock		All Other Option Awards: Number of Securities Underlying	Exercise Or Base Price of Option Awards	Grant Date Fair Value of Stock, Unit or Option
Name	Date	Threshold	Target	Maximum	Threshold	Target (#)	Maximum	(#)		Options (#)	($/share)	Awards
Bret D. Scholtes	2/26/15							27,676	(2)	N/A	N/A	$302,500	(3)
President and Chief	2/26/15				—	302,500	—					$299,475	(5)
Executive Officer	3/8/16	$275,000	$550,000	$1,100,000

Andrew C. Johannesen	2/26/15							11,893	(2)	N/A	N/A	$130,000	(3)
Executive Vice President and	2/26/15				—	130,000	—					$128,700	(5)
Chief Financial Officer	3/8/16	$127,500	$255,000	$510,000

John D. Held	2/26/15							11,893	(2)	N/A	N/A	$130,000	(3)
Executive Vice President, General	2/26/15				—	130,000	—					$128,700	(5)
Counsel and Secretary	3/8/16	$121,875	$243,750	$487,500

Dr. Mark E. Griffin	2/26/15							11,893	(2)	N/A	N/A	$130,000	(3)
President – Animal	2/26/15				—	130,000	—					$128,700	(5)
Nutrition Division	3/8/16	$121,875	$243,750	$487,500

Montgomery C. Deihl	2/26/15							6,175	(2)	N/A	N/A	$67,500	(3)
Vice President –	2/26/15				—	67,500	—					$66,825	(5)
Operations	3/8/16	$75,625	$151,250	$302,500

(1)

The amounts shown reflect the possible range of cash payouts under the Company’s short-term incentive program for 2015. See “Compensation Discussion and Analysis – Elements of Executive Compensation – 2. Short-Term Incentives.” The actual amounts paid to each Named Executive Officer for these 2015 short-term incentive awards were finalized and approved by the Company on March 8, 2016 and are shown as 2015 compensation in the “Summary Compensation Table for the Fiscal Years Ended December 31, 2015, 2014 and 2013” in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Represents restricted Common Stock awards made in February 2015 as long-term incentive awards, vesting over a three year period.

(3)

The values of the restricted Common Stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Table 718 and are based on the Fair Market Value (defined in the Company’s 2006 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

(4)

The amount shown in the “Target” column represents the number of 2015 Performance Units granted to each Named Executive Officer in February 2015. There is no “threshold” or “maximum” number of 2015 Performance Units that may be earned by a Named Executive Officer. The 2015 Performance Units are subject to a three year performance period, and the payout value for one-third of the 2015 Performance Units is determined for each calendar year in the performance period. Depending on the Company’s level of achievement with respect to the TSR performance goal applicable to the 2015 Performance Units for a given calendar year in the performance period, the payout value for a 2015 Performance Unit could be (a) $0 (assuming a relative TSR below the 25th percentage quartile), (b) $0.50 (assuming a relative TSR at the 25th percentage quartile), (c) $1.00 (assuming a relative TSR at the 50th percentage quartile) and (d) $2.00 (assuming a relative TSR at the 75th percentage quartile), with the payout value between the foregoing quartiles determined by interpolation between such quartiles.

(5)

The value of the 2015 Performance Units was calculated at approximately $0.99 per 2015 Performance Unit as of the date of grant. This amount does not reflect an amount that the Named Executive Officer received or is entitled to receive. Rather, as required by applicable SEC rules, this amount reflects the aggregate grant date fair value of the 2015 Performance Units granted to the Named Executive Officer in 2015 and computed in accordance with FASB ASC Topic 718 based on the probable outcome with respect to the TSR performance goal applicable to the 2015 Performance Units for the entire performance period. The aggregate grant date fair value of the 2015 Performance Units will likely vary from the actual amount that the Named Executive Officer receives based on stock price fluctuations of the Common Stock and the Russell 2000® Index.

For information on the valuation methodology for the 2015 Performance Units on the date of grant, see the Summary Compensation Table for the Fiscal Years Ended December 31, 2015, 2014 and 2013, Footnote 1.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See “—Employment and Severance Agreements” and “—Potential Payments Upon Termination or Change of Control” below for the material terms of employment agreements with our Named Executive Officers. See “Compensation Discussion and Analysis for the Year Ended December 31, 2015” for a discussion of our executive compensation program and policies and other related information. See footnotes to the Summary Compensation Table for narrative with respect to that table.

Outstanding Equity Awards at Fiscal Year End

The following table shows the numbers and values of stock option awards, restricted stock awards and performance unit awards previously granted to the Named Executive Officers that were outstanding on December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED DECEMBER 31, 2015

	OPTION AWARDS					STOCK / PERFORMANCE UNIT AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares Or Units Of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bret D. Scholtes	100,000	0	0	$6.39	4/28/20	45,694	(1)	$1,014,407	(2)
President and Chief Executive Officer	200,000	0	0	$7.07	12/1/20					280,000	(3)	$427,467	(4)
										302,500	(5)	$605,000	(6)

Andrew C. Johannesen	0	0	0	N/A	N/A	20,258	(7)	$449,728	(2)
Executive Vice President and Chief Financial Officer										130,000	(3)	$198,467	(4)
										130,000	(5)	$260,000	(6)

John D. Held	0	0	0	N/A	N/A	19,615	(8)	$435,453	(2)
Executive Vice President, General Counsel and Secretary										120,000	(3)	$183,200	(4)
										130,000	(5)	$260,000	(6)

Dr. Mark E. Griffin	75,000	0	0	$7.07	12/1/20	19,615	(9)	$435,453	(2)
President – Animal Nutrition Division										120,000	(3)	$183,200	(4)
										130,000	(5)	$260,000	(6)

Montgomery C. Deihl	0	0	0	N/A	N/A	10,036	(10)	$222,799	(2)
Vice President - Operations										$60,000	(3)	$91,600	(4)
										$67,750	(5)	$135,000	(6)

(1)

These 45,694 shares of restricted Common Stock vest as follows: 9,009 shares vested on February 6, 2016, 9,226 shares vested on February 26, 2016, 9,009 shares will vest on February 6, 2017, 9,225 shares will vest on February 26, 2017 and 9,225 shares will vest on February 26, 2018.

(2)	Based on $22.20, the closing price of the Company’s Common Stock on December 31, 2015.

(3)

This number represents the 2014 Performance Units. The performance period for the 2014 Performance Units ends in December 2016 and the 2014 Performance Units are expected to be settled in February 2017.

(4)	The value of the 2014 Performance Units for purposes of the above table was calculated as follows:

Percentage of Total Units Granted	Plan Year	Actual Accrued Amount	Assumed Amount
33⅓%	2014	$0.58
33⅓%	2015	$2.00
33⅓%	2016		$2.00

Pursuant to SEC rules, the assumed amount is based on the next highest performance level that exceeds the previous fiscal year’s performance level.

(5)

This number represents the 2015 Performance Units. The performance period for the 2015 Performance Units ends in December 2017 and the 2015 Performance Units are expected to be settled in February 2018.

(6)	The value of the 2015 Performance Units for purposes of the above table was calculated as follows:

Percentage of Total Units Granted	Plan Year	Actual Accrued Amount	Assumed Amount
33⅓%	2015	$2.00
33⅓%	2016		$2.00
33⅓%	2017		$2.00

Pursuant to SEC rules, the assumed amounts are based on the next highest performance level that exceeds the previous fiscal year’s actual performance level.

For information on the valuation methodology for the 2015 Performance Units on the date of grant, see the Summary Compensation Table for the Fiscal Years Ended December 31, 2015, 2014 and 2013, Footnote 1.

(7)

These 20,258 shares of restricted Common Stock vest as follows: 4,183 shares vested on February 6, 2016, 3,965 shares vested on February 26, 2016, 4,182 shares will vest on February 6, 2017, 3,964 shares will vest on February 26, 2017 and 3,964 shares will vest on February 26, 2018.

(8)

These 19,615 shares of restricted Common Stock vest as follows: 3,861 shares vested on February 6, 2016, 3,965 shares vested on February 26, 2016, 3,861 shares will vest on February 6, 2017, 3,964 shares will vest on February 26, 2017 and 3,964 shares will vest on February 26, 2018.

(9)

These 19,615 shares of restricted Common Stock vest as follows: 3,861 shares vested on February 6, 2016, 3,965 shares vested on February 26, 2016, 3,861 shares will vest on February 6, 2017, 3,964 shares will vest on February 26, 2017 and 3,964 shares will vest on February 26, 2018.

(10)

These 10,036 shares of restricted Common Stock vest as follows: 1,930 shares vested on February 6, 2016, 2,059 shares vested on February 26, 2016, 1,931 shares will vest on February 6, 2017, 2,058 shares will vest on February 26, 2017, and 2,058 shares will vest on February 26, 2018.

Option Exercises and Stock Vested

The following table shows the numbers and values of stock option exercises and vesting of stock awards during the year ended December 31, 2015 by each of the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED FOR

FISCAL YEAR ENDED DECEMBER 31, 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
Bret D. Scholtes	0	$0	84,009	$1,529,840
Andrew C. Johannesen	0	$0	39,183	$862,673
John D. Held	125,000	$1,119,793	28,861	$625,896
Dr. Mark E. Griffin	93,334	$1,225,586	38,861	$859,096
Montgomery C. Deihl	0	$0	0	$0

(1)	Based on the closing price of the Company’s Common Stock on the date or dates of vesting for that Named Executive Officer’s restricted Common Stock award.

Employment and Severance Agreements

The Company has entered into an employment agreement effective as of January 1, 2012 with Bret D. Scholtes, the Company’s President and Chief Executive Officer. The employment agreement has no term and may be terminated at any time by either the Company or Mr. Scholtes subject to the provisions of the agreement regarding notice and severance. Upon a termination by the Company for any reason other than for Due Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of the Company, Mr. Scholtes is entitled to receive a lump sum payment equal to his annual base salary, payable within five days after the date that such release becomes effective. Upon a termination by the Company for any reason other than Due Cause, death or Disability within twelve months after a Change of Control (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of the Company, Mr. Scholtes is entitled to receive a lump sum payment equal to two times his annual base salary, payable within five days after the date that such release becomes effective.

Mr. Scholtes’ employment agreement contains restrictions on his use of the Company’s confidential information and also provides that Mr. Scholtes will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of the agreement, and for the three years following the termination of the employment agreement, Mr. Scholtes may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company anywhere in the world, induce any Company employee to leave his employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company.

The Company has entered into an employment agreement with Andrew C. Johannesen, the Company’s Executive Vice President and Chief Financial Officer (effective as of January 1, 2012), Dr. Mark E. Griffin, the Company’s President — Animal Nutrition Division (effective as of January 1, 2012) and Montgomery C. Deihl, the Company’s Vice President — Operations (effective as of March 10, 2015). The terms of these employment agreements are substantially identical to Mr. Scholtes’ employment agreement, except that upon a termination by the Company for any reason other than Due Cause, death or Disability in either case within twelve months after a Change of Control (as defined in the employment agreement) and provided that the applicable Named Executive Officer delivers an effective release in favor of the Company, such Named Executive Officer is entitled to receive a lump sum payment equal to one-and-a-half times his annual base salary, payable within five days after the date that such release becomes effective.

John D. Held, Executive Vice President, General Counsel and Secretary, has an employment agreement with the Company originally entered into in March 2000 and subsequently amended and restated on December 31, 2007, and amended on December 3, 2008, that provides for a rolling three-year term at any time, and provides that, in the event of termination of Mr. Held’s employment for death, disability or for Cause (as defined in the employment agreement), or if Mr. Held voluntarily terminates his employment other than for Good Reason (as defined in the employment agreement), the Company will pay Mr. Held’s base salary through the termination date. The agreement also provides that (i) in the event of a termination of employment by Mr. Held for Good Reason (as defined in the employment agreement) or by the Company without Cause, or (ii) in the event of a Change of Control of the Company (as defined in the agreement), the Company will pay Mr. Held a lump-sum severance payment equal to 2.99 times the executive’s “base amount” (as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)). If the total amount of the severance payment were to be found by the Internal Revenue Service to equal or exceed three times Mr. Held’s “base amount,” as defined by Section 280G of the Code, then Mr. Held could incur an excise tax in connection with such excess parachute payment. If any excise or similar purpose taxes and/or penalties or interest thereon pursuant to Section 4999 of the Code or Section 409A of the Code (or any successor or other comparable federal, state or local tax law) are imposed on Mr. Held’s base salary, severance payments, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or other payment in the nature of compensation (whether or not provided for under the agreement), the agreement provides that the Company will reimburse Mr. Held for such taxes, penalties or interest thereon such that Mr. Held is placed in the same after-tax position (including federal, state and local taxes) he would have been in had no such taxes, penalties or interest thereon been incurred. The Company has also agreed to indemnify and hold Mr. Held harmless, on an after-tax basis, from any liabilities (including but not limited to costs and expenses) incurred in connection with the payment described in the preceding sentence.

The agreement contains restrictions on Mr. Held’s use of any Company confidential information. The agreement also provides that Mr. Held will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of his agreement, and for the three years following the termination of his agreement, Mr. Held may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company anywhere in the world, induce any Company employee to leave his or her employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company. The agreement also provides for the advancement and reimbursement of Mr. Held’s costs and expenses in conjunction with any disputes relating to the agreement.

Pension Benefits

The Company maintains a defined benefit plan for its employees (the “Pension Plan”). The following table shows information for the Named Executive Officers with respect to the Pension Plan for the fiscal year ended December 31, 2015.

PENSION PLAN BENEFITS FOR FISCAL YEAR ENDED DECEMBER 31, 2015

Name	Number Of Years Credited Service(1)	Present Value of Accumulated Benefit as of December 31, 2015 ($)(2)	Estimated Early Retirement Annual Benefit as of December 31, 2015 ($)	Payments During Last Fiscal Year ($)
Bret D. Scholtes	N/A	0	N/A	0
Andrew C. Johannesen	N/A	0	N/A	0
John D. Held	2.38	$25,028	N/A	0
Dr. Mark E. Griffin	N/A	0	N/A	0
Montgomery C. Deihl	N/A	0	N/A	0

(1)

The number of years of credited service is less than each Named Executive Officer’s actual years of service because the Pension Plan was frozen in 2002 and no further years of service were accrued after that date.

(2)

The present values were calculated using the same interest rate and mortality assumptions as are used for valuations under FASB Accounting Standards Certification Topic 715-30-20 financial reporting purposes. The present values as of December 31, 2015 were determined using: (i) a 3.99% discount rate, and (ii) the Pension Plan’s normal retirement age of 65. The present values reflect postretirement mortality rates based on the RP2014 Blue Collar Healthy Annuiant Mortality Table adjusted with the MP-15 Morality Improvement Scale from 2006. No decrements were included for preretirement termination, mortality or disability.

The supplemental table below shows the estimated annual benefits payable on retirement under the Pension Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based on the following assumptions: retirement at age 65, payments of a single-life annuity to the employee (although a participant can select other methods of calculating benefits) to be received under the Pension Plan using current average Social Security wage base amounts, and not subject to any deduction for Social Security or other offset amounts. The retirement benefits listed include both salary and bonus as set forth in the Summary Compensation Table above.

The Pension Plan provides that a participant may elect to take early retirement at age 55, provided that the participant has at least ten years of eligible vesting service under the Pension Plan and that he or she is no longer employed by the Company. The benefit formula for early retirement is 50% of the normal retirement benefits at age 65. No Named Executive Officer is eligible for early retirement under the Pension Plan if his employment with the Company is terminated.

A participant’s benefit is based on the average monthly earnings for the consecutive five-year period during which the participant had his or her highest level of earnings. With certain exceptions, the Code restricts the annual pension that may be paid by an employer from a plan which is qualified under the Code to an aggregate amount of $160,000 (subject to cost of living adjustments). The Code also limits the covered compensation that may be used to determine benefits to $200,000 (subject to cost of living adjustments).

Supplemental Pension Plan Table

	Years of Service
Covered Compensation(1)	15	20	25	30	35
$120,000	$16,730	$22,307	$27,883	$33,460	$39,037
$130,000	$18,380	$24,507	$30,333	$36,760	$42,887
$140,000	$20,030	$26,707	$33,383	$40,060	$46,737
$150,000	$21,680	$28,907	$36,133	$43,360	$50,587
$160,000	$23,330	$31,107	$38,883	$46,660	$54,437
$170,000 and higher	$24,980	$33,307	$41,633	$49,960	$58,287

(1)	Represents the highest average annual earnings during five consecutive calendar years of service.

The Pension Plan has been frozen since 2002 so that all employees on the date of the freeze, including the Named Executive Officers, no longer accrue years of service and new employees after the date of the freeze are not eligible to participate in the Pension Plan. The Company has no policies regarding granting of extra years of service under the Pension Plan because none are expected to be granted due to the Pension Plan having been frozen.

Nonqualified Deferred Compensation

We do not have any plans that provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments Upon Termination or Change of Control

We have entered into employment or severance agreements that will require us to provide compensation to the Named Executive Officers in the event of a termination of employment or a change of control of the Company. The amount of compensation payable to each such Named Executive Officer in each situation is listed in the tables below, in each case, assuming that the triggering event occurred on December 31, 2015 for all purposes. For a narrative description of the material terms of the Named Executive Officer’s employment agreements and any conditions to the payments upon termination or change of control, see the description under the heading “—Employment and Severance Agreements” above.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on December 31, 2015, for Bret Scholtes, President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination or Change of Control(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$0	$550,000	(4)	$0	$1,100,000	(4)	$0
Health and Life Insurance	$0	$0		$0	$0		$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$0	$0		$0	$609,590	(5)	$609,590	(8)
Unvested Deferred 2014 Performance Units	$0	$0		$0	$334,133	(6)	$240,800	(9)
Unvested Deferred 2015 Performance Units	$0	$0		$0	$403,333	(7)	$201,667	(9)
Total:	$0	$550,000		$0	$2,447,056		$1,052,057

(1)	For purposes of this analysis, we assumed Mr. Scholtes’ base salary was his current base salary of $550,000.

(2)	Assumes a termination of employment on December 31, 2015. Mr. Scholtes’ severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment on December 31, 2015. Mr. Scholtes’ severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Scholtes’ employment agreement) is equal to two times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $22.20, the closing price of the Company’s common stock on December 31, 2015. Mr. Scholtes has no unvested stock options.

(6)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of the target value of $1.00 per 2014 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (ii) for the 2016 and 2017 performance periods, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

(9)

The Performance Unit Plans for 2014 and 2015 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on December 31, 2015, for Andrew Johannesen, Executive Vice President and Chief Financial Officer.

Executive Benefits and Payments Upon Termination or Change of Control(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$0	$340,000	(4)	$0	$510,000	(4)	$0
Health and Life Insurance	$0	$0		$0	$0		$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$0	$0		$0	$268,842	(5)	$268,842	(8)
Unvested Deferred 2014 Performance Units	$0	$0		$0	$155,133	(6)	$111,800	(9)
Unvested Deferred 2015 Performance Units	$0	$0		$0	$173,333	(7)	$86,667	(9)
Total:	$0	$340,000		$0	$1,107,308		$467,309

(1)	For purposes of this analysis, we assumed Mr. Johannesen’s base salary was his current base salary of $340,000.

(2)	Assumes a termination of employment on December 31, 2015. Mr. Johannesen’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment on December 31, 2015. Mr. Johannesen’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Johannesen’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $22.20, the closing price of the Company’s common stock on December 31, 2015. Mr. Johannesen has no unvested stock options.

(6)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of the target value of $1.00 per 2014 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (ii) for the 2016 and 2017 performance periods, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

(9)

The Performance Unit Plans for 2014 and 2015 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

The following table describes the potential payments upon a termination of employment or a change of control of the Company, in each case, occurring on December 31, 2015, for John D. Held, Executive Vice President, General Counsel and Secretary.

Executive Benefits and Payments Upon Termination or Change of Control(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Occurrence of a Change of Control		Death or Disability
Cash Payment	$0	$3,436,828	(3)	$0	$3,436,828	(3)	$0
Health and Life Insurance	$0	$0		$0	$0		$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$0	$0		$0	$261,716	(4)	$261,716	(7)
Unvested Deferred 2014 Performance Units	$0	$0		$0	$143,200	(5)	$103,200	(8)
Unvested Deferred 2015 Performance Units	$0	$0		$0	$173,333	(6)	$86,667	(8)
Total:	$0	$3,436,828		$0	$4,015,077		$451,583

(1)

Assumes a termination of employment or a Change of Control (as defined in Mr. Held’s employment agreement) of the Company on December 31, 2015. Mr. Held’s severance benefit under an involuntary not for cause or good reason termination or upon the occurrence of a Change of Control is equal to 2.99 times Mr. Held’s “base amount,” defined by Section 280G(b)(3) and 280G(d) of the Code as the average annual compensation payable to and includable in Mr. Held’s gross income from the Company for the most recent prior five taxable years (2010-2014). Amounts reported do not include the value of any tax gross-up that may be provided to Mr. Held pursuant to the terms of his employment agreement in connection with any payment.

(2)

For purposes of this analysis, we assumed Mr. Held’s “base amount,” defined by Section 280G(b)(3) and 280G(d) of the Code was $1,149,441, which was Mr. Held’s average annual compensation payable to Mr. Held and includable in his gross income from the Company for the five year period from 2010 to 2014.

(3)	Paid in a lump sum within three business days after date of termination or a Change of Control.

(4)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $22.20, the closing price of the Company’s common stock on December 31, 2015. Mr. Held has no unvested stock options.

(5)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of the target value of $1.00 per 2014 Performance Unit.

(6)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (ii) for the 2016 and 2017 performance periods, a value of the target value of $1.00 per 2015 Performance Unit.

(7)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

(8)

The Performance Unit Plans for 2014 and 2015 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on December 31, 2015, for Dr. Mark Griffin, President — Animal Nutrition Division.

Executive Benefits and Payments Upon Termination or Change of Control (1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$0	$325,000	(4)	$0	$487,500	(4)	$0
Health and Life Insurance	$0	$0		$0	$0		$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$0	$0		$0	$261,716	(5)	$261,716	(8)
Unvested Deferred 2014 Performance Units	$0	$0		$0	$143,200	(6)	$103,200	(9)
Unvested Deferred 2015 Performance Units	$0	$0		$0	$173,333	(7)	$86,667	(9)
Total:	$0	$325,000		$0	$1,065,749		$451,583

(1)	For purposes of this analysis, we assumed Dr. Griffin’s current base salary was $325,000.

(2)	Assumes a termination of employment on December 31, 2015. Dr. Griffin’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment on December 31, 2015. Dr. Griffin’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Dr. Griffin’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $22.20, the closing price of the Company’s common stock on December 31, 2015. Dr.Griffin has no unvested stock options.

(6)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of the target value of $1.00 per 2014 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (ii) for the 2016 and 2017 performance periods, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

(9)

The Performance Unit Plans for 2014 and 2015 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

The following table describes the potential payments upon termination or a change of control of the Company, in each case, occurring on December 31, 2015, for Montgomery Deihl, Vice President — Operations.

Executive Benefits and Payments Upon Termination or Change of Control (1)	Voluntary Termination	Involuntary Not for Cause Termination(2)		For Cause Termination	Involuntary Termination (after a Change of Control)(3)		Death or Disability
Cash Payment	$0	$275,000	(4)	$0	$412,500	(4)	$0
Health and Life Insurance	$0	$0		$0	$0		$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)	$0	$0		$0	$151,937	(5)	$151,937	(8)
Unvested Deferred 2014 Performance Units	$0	$0		$0	$71,600	(6)	$51,600	(9)
Unvested Deferred 2015 Performance Units	$0	$0		$0	$90,000	(7)	$45,000	(9)
Total:	$0	$275,000		$0	$726,037		$248,537

(1)	For purposes of this analysis, we assumed Mr. Deihl’s current base salary was $275,000.

(2)	Assumes a termination of employment on December 31, 2015. Mr. Deihl’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment on December 31, 2015. Mr. Deihl’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Deihl’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid in a lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based unvested stock options and restricted Common Stock awards vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown in the table is equal to the value of any unvested restricted Common Stock awards, assuming that the per share value for unvested Common Stock is $22.20, the closing price of the Company’s common stock on December 31, 2015. Mr. Deihl has no unvested stock options.

(6)

The 2014 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2014 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2014 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2014 Performance Units is equal to (i) for the 2014 performance period, a value of $0.58 per 2014 Performance Unit (which was the actual amount accrued for that 2014 performance period), (ii) for 2015 performance period, a value of $2.00 per 2014 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (iii) for the 2016 performance period, a value of the target value of $1.00 per 2014 Performance Unit.

(7)

The 2015 Performance Units provide that upon a Change of Control (as defined in the 2006 Incentive Plan) the 2015 Performance Units that have been earned for completed calendar years of the performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining 2015 Performance Units will be accelerated as of the date of the Change in Control and valued at the target value of $1.00 per unit. The value shown in the table for the 2015 Performance Units is equal to (i) for the 2015 performance period, a value of $2.00 per 2015 Performance Unit (which was the actual amount accrued for that 2015 performance period), and (ii) for the 2016 and 2017 performance periods, a value of the target value of $1.00 per 2015 Performance Unit.

(8)

Restricted stock awards and stock options provide that in the event of death or disability, any restricted stock awards or stock options will become 100% vested on the date of that death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

(9)

The Performance Unit Plans for 2014 and 2015 provide that in the event of death or disability, amounts will be paid for any completed plan year periods prior to such death or disability. This table assumes a death or disability on December 31, 2015 and utilizes the closing price of the Common Stock on December 31, 2015 of $22.20 per share in calculating the value of any unvested restricted stock awards or stock options.

The election of the Wynnefield nominees would not constitute a “Change in Control” under the employment agreements of our named executive officers or give rise to any additional benefits under the employment agreements or equity compensation arrangements with our Named Executive Officers.

COMPENSATION OF DIRECTORS

Directors who are determined to be independent by the Board of Directors are paid fees for services rendered as members of the Board of Directors and its committees. See “Election of Directors — Independent Directors” for the definition of director independence and how this definition is applied.

The compensation of the Board and Board committees is set forth below:

1.	The annual Board retainer for each director is $45,000.

2.	The annual retainer for the Chairman of the Board is $65,000. This retainer is in addition to the annual Board retainer of $45,000.

3.

The annual retainer for service as Chairman of the (i) Compensation Committee and (ii) Corporate Governance and Nominating Committee is $15,000, and the annual retainer for service as Chairman of the Audit Committee is $20,000.

4.	The annual retainer for service as a non-Chairman director on the (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee is $7,500.

5.	A fee of $2,000 is paid for each Board meeting attended, either in person or telephonically.

6.	Board committee attendance fees are not paid.

Our independent directors also receive an annual grant under the Company’s 2015 Long-Term Incentive Plan (“2015 Incentive Plan”) in the form of an award of Common Stock valued at $60,000. The number of shares granted to each independent director is determined by dividing $60,000 by the Fair Market Value (as defined in the 2015 Incentive Plan) of the Common Stock on the date of grant. Under the 2015 Incentive Plan, Fair Market Value is defined as the average of the highest and lowest sales price of a share of Common Stock as reported on the NYSE on the date of grant.

The annual dates of grant for these independent director awards are on the dates of the Company’s Annual Meetings of Stockholders. The shares of Common Stock to be granted to the independent directors will vest six months and one day after the date of grant.

Other Cash Fees

The 2015 Incentive Plan also allows independent directors to elect to take all or a portion of their annual retainer fees and meeting and per diem fees in Common Stock in lieu of cash. On or before the last day of each calendar quarter, an independent director may elect to receive a percentage of such fees during the quarterly period immediately following his election date in shares of Common Stock. The number of shares to be received will be determined on the first business day of the month immediately following the completion of such quarterly period by multiplying the amount of the director’s fees for such quarterly period by his elected percentage and dividing that result by the Fair Market Value of the Common Stock on such date.

The election of Wynnefield’s proposed nominees would not, in and of itself, provide our independent directors with any additional payments or benefits.

The following table shows amounts earned by the Company’s independent directors serving in 2015 in connection with their Board or Committee memberships with the Company.

DIRECTOR COMPENSATION

FOR FISCAL YEAR ENDED DECEMBER 31, 2015

Name	Fees paid in cash	Fees paid in stock ($)	Stock Awards(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2)	Total ($)
Gary R. Goodwin(3)	$149,000	0	$50,000	0	0	0	$12,172	$211,172
David W. Wehlmann(4)	$94,500	0	$50,000	0	0	0	$1,790	$146,290
Dr. Gary L. Allee(5)	$91,500	0	$50,000	0	0	0	$2,494	$143,994
David A. Owen(6)	$101,000	0	$50,000	0	0	0	$7,476	$158,476
Paul M. Kearns(7)	$65,000	0	$50,000	0	0	0	$97	$115,097
Gary J. Ermers(8)	$72,500	0	$50,000	0	0	0	$4,686	$127,186
Stephen C. Bryan(9)	$74,500	0	$50,000	0	0	0	$2,768	$127,268

(1)

These values reflect the aggregate grant date fair value computed in accordance with FASB ASC Table 718 and are based on the Fair Market Value (defined in the Company’s 2015 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

(2)

Consists of Company reimbursed travel expenses, including reimbursement for federal income taxes attributable to such reimbursements, for that director’s spouse accompanying him on Company business trips, and immaterial gift baskets valued at under $100.

(3)	As of December 31, 2015, Mr. Goodwin owned 20,000 Company stock options and 11,158 shares of Common Stock.

(4)	As of December 31, 2015, Mr. Wehlmann owned 24,200 Company stock options and 12,244 shares of Common Stock.

(5)	As of December 31, 2015, Dr. Allee owned 40,000 Company stock options and 32,930 shares of Common Stock.

(6)	As of December 31, 2015, Mr. Owen owned 20,000 Company stock options and 19,986 shares of Common Stock.

(7)	As of December 31, 2015, Mr. Kearns owned 30,000 Company stock options and 12,699 shares of Common Stock.

(8)	As of December 31, 2015, Mr. Ermers owned no Company stock options and 7,193 shares of Common Stock.

(9)	As of December 31, 2015, Mr. Bryan owned no Company stock options and 7,193 shares of Common Stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	643,223	$7.74	978,031
Equity compensation plans not approved by security holders	0	0	0
Total	643,223	$7.74	978,031

(1)

Includes options outstanding under the Company’s 2015 Incentive Plan and 2006 Incentive Plan. The Company no longer utilizes the 2006 Incentive Plan although any unexercised and outstanding stock options issued under that plan remain outstanding. The total number of shares of Common Stock available for issuance under the Company’s 2015 Incentive Plan is equal to 1,055,000 shares.

BOARD REVIEW, APPROVAL OR RATIFICATION OF RELATED PARTY TRANSACTIONS

The Company’s Corporate Governance Guidelines (available on the Company’s website at www.omegaprotein.com) provide that prior to any transaction or series of similar transactions, including any indebtedness or guarantee of indebtedness, with a Related Party (defined below) in which the aggregate amount involved is expected to exceed $120,000 in any calendar year (a “Related Party Transaction”), the Board of Directors must review the material facts and approve such transaction. If advance approval is not feasible, then the Board must ratify the Related Party Transaction at its next regularly scheduled meeting or the transaction must be rescinded. In making its determination to approve or ratify a Related Party Transaction, the Board should consider such factors as (i) the extent of the Related Party’s interest in the Related Party Transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Party Transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit of the Related Party Transaction to the Company, and (v) the aggregate value of the Related Party Transaction.

For purposes of this determination, “Related Party” means:

(a)	Any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); or

(b)	Any person or group who is a greater than 5% beneficial owner of the Company’s then outstanding voting securities; or

(c)

Any immediate family member of any of the foregoing, which means any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in such person’s home (other than a tenant or employee); or

(d)	Any firm, corporation or other entity in which any of the foregoing persons has a 10% or greater beneficial ownership interest.

The Board did not approve any Related Party Transactions in 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Common Stock to file reports of their beneficial ownership (Forms 3, 4, and 5, and any amendment thereto) with the SEC and the NYSE. Executive officers, directors, and greater-than-10% holders are required to furnish the Company with copies of the forms that they file.

To the Company’s knowledge, all Section 16(a) reports required to be filed by its executive officers, directors, greater-than-10% beneficial owners and other persons subject to Section 16 of the Exchange Act were timely filed in 2015.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, which has served as the Company’s independent registered public accounting firm for the past six fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company’s financial statements for the fiscal year ending December 31, 2016. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the Annual Meeting.

The submission of this matter for ratification by stockholders is not legally required; however, the Board and the Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and the Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

Audit Fees

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2015 and 2014 are set forth below:

	2015	2014
Audit Fees(1)	$890,580	$754,700
Audit-Related Fees(2)	$8,500	$6,000
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$899,080	$760,700

(1)

Audit fees are fees paid to PricewaterhouseCoopers LLP for professional services related to the audit and quarterly reviews of the Company’s financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees are fees paid to PricewaterhouseCoopers LLP for services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees”.

None of the fees paid to the independent auditors under the categories Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Sarbanes-Oxley Act.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

In connection with the December 31, 2015 audited financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the December 31, 2015 audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or under the Exchange Act and it shall not otherwise be deemed filed with the SEC.

By the Audit Committee of

the Board of Directors,

David W. Wehlmann (Chairman)

Gary R. Goodwin

Gary J. Ermers

Required Vote

Approval of proposal 2 will require the approval of a majority of the shares of Common Stock entitled to vote and cast at the Annual Meeting. Unless marked to the contrary, Conforming Proxies on a WHITE Proxy Card will be voted FOR proposal 2.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE WHITE PROXY CARD TO VOTE FOR PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs for the Named Executive Officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders.”

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Discussion and Analysis for the Year Ended December 31, 2015” our compensation programs are designed to support the successful recruitment, development and retention of key employees in order to achieve our corporate goals, align management’s interests with those of Company stockholders, and optimize long-term financial returns. Because we believe that employee continuity and retention of institutional knowledge are important corporate goals, we believe that our compensation programs must support the retention of our key employees. Stockholders are encouraged to read the section of this Proxy Statement titled “Compensation Discussion and Analysis for the Year Ended December 31, 2015,” the accompanying compensation tables, and the related narrative disclosure.

Required Vote

Approval of proposal 3 will require the approval of a majority of the shares of Common Stock entitled to vote and cast at the Annual Meeting. Unless marked to the contrary, Conforming Proxies on a WHITE Proxy Card will be voted FOR proposal 3.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE WHITE PROXY CARD TO VOTE FOR PROPOSAL 3.

PROPOSAL 4

PROPOSAL TO ADOPT AN AMENDMENT TO THE BYLAWS TO IMPLEMENT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

Our Bylaws currently provide that directors to be elected at annual meetings of stockholders are chosen by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote. Under this plurality voting standard, director nominees receiving the highest number of FOR votes will be elected, regardless of the number of AGAINST or WITHHOLD votes received. As a result, under a plurality voting standard in an uncontested election, each nominee is elected or reelected to the Board so long as a single vote is cast in favor of such nominee’s election, regardless of the number of stockholders who might not be satisfied with such nominee’s qualifications or performance.

Stockholders will be asked to consider a proposal to adopt an amendment to Section 2.4.1 of the Bylaws. The proposed amendment provides that, in an uncontested election of directors, a candidate would be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions and broker non-votes would not be counted as votes cast and will have no effect on the outcome of the vote. If, however, the Board were to determine that an election of directors was contested (i.e., the number of candidates exceeds the number of directors to be elected), a plurality voting standard would apply and the candidates receiving the greatest number of FOR votes would be elected. If approved, this proposal would establish a majority voting standard for uncontested elections of directors beginning with the 2017 Annual Meeting of Stockholders. At this year’s Annual Meeting, however, the existing plurality voting standard will continue to apply .

We believe that the adoption of a majority voting standard in uncontested director elections will give our stockholders a greater voice in determining the composition of our Board and will provide stockholders a means to register dissent by limiting the opportunity for a director nominee to be elected when votes against a director nominee exceed votes for a director nominee. We also believe, however, that a plurality voting standard should continue to apply in contested elections, where the number of candidates exceeds the number of directors to be elected. If a majority voting standard were used in contested elections, it would be possible for no single candidate to receive a majority of votes cast, leaving the incumbent director to serve as a holdover director until the earlier of the election and qualification of such director’s successor or such director’s death, resignation or removal .

The proposed amendment consists of a revision of Section 2.4.1 of the Bylaws to provide for a majority voting standard in uncontested director elections and to clarify that the plurality voting standard will continue to apply in contested director elections. The text of the new provision is included in Appendix B to this Proxy Statement. The description of the proposed amendment to the Bylaws included above is only a summary of the proposed amendment and is qualified in its entirety by reference to the actual text of the proposed amendment included in Appendix B to this Proxy Statement. If adopted, the proposed amendment of our Bylaws to implement a majority voting standard in uncontested elections of directors will become effective immediately following the conclusion of this Annual Meeting.

Additionally, in order to address the issue of “holdover” directors who are not re-elected but remain directors because their successor has not been elected or appointed, our Bylaws would be amended to implement a director resignation policy. This policy would provide that an incumbent director who is not re-elected by a majority vote in an uncontested election must tender a resignation to the Board promptly following the certification of the election results. The Corporate Governance and Nominating Committee would promptly consider the resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board would then consider each tendered resignation and act on each, taking into account its fiduciary duties to the Company and its stockholders. Within 90 days following certification of the election results, the Company would publicly disclose the decision of the Board whether to accept or reject each tendered resignation and, if applicable, the Board’s reasons for rejecting a tendered resignation. Pursuant to the provisions of our Bylaws and Nevada law, if a director’s tendered resignation is rejected, such director would continue to serve until a successor is elected, or until such director’s earlier removal or death. If a director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease in the number of directors, in each case pursuant to the provisions of and to the extent permitted by our Articles of Incorporation and Bylaws. Any director who tenders a resignation pursuant to this policy would be required to abstain from participating in the Corporate Governance and Nominating Committee’s deliberations and in the decision of the Board as to whether to accept or reject the tendered resignation.

After careful consideration of the issue, our Board has determined to recommend that stockholders vote FOR this proposal.

In determining whether to recommend to our stockholders the adoption of a majority voting standard for uncontested elections of directors, our Board analyzed current corporate governance trends and evaluated the arguments in favor of and against maintaining the existing plurality voting standard in uncontested director elections. In addition, our Board considered a Rule 14a-8 stockholder proposal for the Annual Meeting requesting that the Company take actions to implement majority voting. The stockholder withdrew the Rule 14a-8 proposal based on the Company’s commitment to submit this proposal 4 to our stockholders and to take steps to secure its passage. Our Board recognizes that many of our peer public companies have amended their governing documents to provide for a majority voting standard rather than a plurality standard in uncontested director elections. Our Board believes that generally requiring directors to be elected by a majority of votes cast both ensures that only director nominees with broad acceptability among our stockholders will be elected and enhances the accountability of each elected director to our stockholders. Accordingly, after careful consideration, our Board has determined to recommend that our stockholders amend our Bylaws to adopt a majority voting standard for uncontested elections of directors.

Required Vote

Pursuant to the Company’s Articles of Incorporation and Bylaws, approval of proposal 4 will require the affirmative vote of holders of at least 66 2/3% of the shares of Common Stock outstanding as of the Record Date. Unless marked to the contrary, Conforming Proxies on a WHITE Proxy Card will be voted FOR proposal 4.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE THE WHITE PROXY CARD TO VOTE FOR PROPOSAL 4.

OTHER MATTERS

The Board of Directors is not presently aware of any matters to be presented at the Annual Meeting other than matters set forth herein. If, however, other matters are properly brought before the Annual Meeting and the Company does not have notice of such matters at least 45 days before the anniversary of the mailing date of the proxy statement for the 2015 Annual Meeting of Stockholders (April 29, 2015), then the enclosed WHITE Proxy Card gives discretionary authority to the persons named therein to act in accordance with instructions from the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, stockholder proposals must be received by the Company no later than [●], 2016 to be considered for inclusion in the Company’s proxy statement relating to the 2017 Annual Meeting of Stockholders or, if the Company changes the date of the 2017 Annual Meeting by more than 30 days from the date of the 2016 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2017 Annual Meeting of Stockholders.

In addition, pursuant to our Bylaws, stockholders may submit proposals to be presented at the 2017 Annual Meeting of Stockholders of the Company (whether or not to be included in the Company’s proxy statement) upon timely notice. A timely notice must be made in writing, contain the information required by our Bylaws and be received by the Secretary of the Company not earlier than the close of business on the 210th calendar day, nor later than the close of business on the 120th calendar day, immediately before the first anniversary of the date of the 2016 Annual Meeting of Stockholders. However, in the event that the date of the 2017 Annual Meeting is advanced more than 30 calendar days before, or delayed more than 30 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th calendar day before such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by the Company. For information regarding the nomination of director candidates, please see “Corporate Governance and Nominating Committee” on page 16 of this Proxy Statement.

Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042.

DISSENTER’S RIGHTS

Under Nevada law, there are no dissenter’s rights available to our stockholders in connection with any of the matters which are being submitted to a vote of our stockholders at the Annual Meeting.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2015 containing audited financial statements for 2015 is being mailed with this Proxy Statement and the WHITE Proxy Card to all stockholders of record.

THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, TO INTERESTED STOCKHOLDERS ON REQUEST. THE COMPANY WILL ALSO FURNISH TO ANY SUCH PERSON ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT. REQUESTS FOR COPIES SHOULD BE DIRECTED TO JOHN D. HELD, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, OMEGA PROTEIN CORPORATION, 2105 CITY WEST BOULEVARD, SUITE 500, HOUSTON, TEXAS 77042.

By Order of the Board of Directors,

JOHN D. HELD
Executive Vice President
General Counsel and Secretary

Appendix A

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of each of our directors and nominees, and the name, present principal occupation and business address of each of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our stockholders in connection with our Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under the section above titled “Proposal 1—Election of Directors” of this Proxy Statement. The names of the directors and nominees are set forth below and, except for Mr. Clarke, the business addresses for all the Company’s directors and nominees is Omega Protein Corporation, 2105 City West Boulevard, Suite 500, Houston, Texas 77042. Mr. Clarke’s business address is 14179 Laurel Trail, Wellington, Florida 33414.

Name
Dr. Gary L. Allee
David A. Owen
Paul M. Kearns
David W. Wehlmann
Gary R. Goodwin
Gary J. Ermers
Stephen C. Bryan
David H. Clarke

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Omega Protein Corporation, 2105 City West Boulevard, Suite 500, Houston, Texas 77042.

Name	Principal Occupation
Bret D. Scholtes	President, Chief Executive Officer and Director
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer
John D. Held	Executive Vice President, General Counsel and Secretary
Dr. Mark E. Griffin	President — Animal Nutrition
Mark A. Livingston	Vice President, Chief Accounting Officer and Controller
Montgomery C. Deihl	Vice President — Operations
Joseph R. Vidal	President — Human Nutrition

Information Regarding Ownership of Company Securities By Participants

The number and nature of beneficial ownership of shares of our common stock held by our directors, nominees and Named Executive Officers as of May 9, 2016 is set forth under the “Voting Securities and Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Directors and Executive Officers” section of this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Participant Name	Date	Number of Shares	Price	Transaction	Nature of Indirect Ownership (if applicable)
Dr. Gary L. Allee	06/19/14	3,620	$13.81	Purchase[1]
Dr. Gary L. Allee	06/25/15	3,573	$13.99	Purchase[5]
David A. Owen	06/19/14	3,620	$13.81	Purchase[1]
David A. Owen	03/24/15	1,100	$4.27	Conversion
David A. Owen	03/24/15	1,100	$13.81	Sale
David A. Owen	03/24/15	7,829	$4.27	Conversion
David A. Owen	03/24/15	7,829	$13.77	Sale
David A. Owen	06/25/15	3,573	$13.99	Purchase[5]
Paul M. Kearns	06/19/14	3,620	$13.81	Purchase[1]
Paul M. Kearns	06/25/15	3,573	$13.99	Purchase[5]
David W. Wehlmann	06/19/14	3,620	$13.81	Purchase[1]
David W. Wehlmann	06/25/15	3,573	$13.99	Purchase[5]
Gary R. Goodwin	06/19/14	3,620	$13.81	Purchase[1]
Gary R. Goodwin	06/25/15	3,573	$13.99	Purchase[5]
Gary J. Ermers	06/19/14	3,620	$13.81	Purchase[1]
Gary J. Ermers	06/25/15	3,573	$13.99	Purchase[5]
Stephen C. Bryan	06/19/14	3,620	$13.81	Purchase[1]
Stephen C. Bryan	06/25/15	3,573	$13.99	Purchase[5]
Bret D. Scholtes	2/06/14	27,027	$10.36	Purchase[1]
Bret D. Scholtes	12/12/14	9,800	$9.25	Sale[2]
Bret D. Scholtes	01/01/15	7,000	$10.55	Sale[2]
Bret D. Scholtes	02/06/15	2,522	$11.11	Sale[2]
Bret D. Scholtes	02/26/15	27,676	$10.93	Purchase[1]
Bret D. Scholtes	12/04/15	20,708	$23.32	Sale[2]
Bret D. Scholtes	02/06/16	2,553	$20.76	Sale[2]
Bret D. Scholtes	02/26/16	2,524	$22.64	Sale[2]
Bret D. Scholtes	03/08/16	15,965	$20.67	Purchase[5]
Andrew Johannesen	02/06/14	12,548	$10.36	Purchase[1]
Andrew Johannesen	07/18/14	4,395	$13.90	Sale[2]
Andrew Johannesen	07/18/14	2,700	$13.96	Sale[3]
Andrew Johannesen	08/25/14	1,100	$15.00	Sale[6]
Andrew Johannesen	08/26/14	1,900	$15.03	Sale[6]
Andrew Johannesen	12/12/14	9,800	$9.25	Sale[2]
Andrew Johannesen	02/06/15	1,171	$11.11	Sale[2]
Andrew Johannesen	02/26/15	11,893	$10.93	Purchase[1]
Andrew Johannesen	04/01/15	1,000	$14.00	Sale[6]
Andrew Johannesen	08/05/15	1,000	$14.50	Sale[6]
Andrew Johannesen	08/06/15	1,000	$15.24	Sale[6]
Andrew Johannesen	08/10/15	1,000	$16.00	Sale[6]
Andrew Johannesen	12/04/15	4,128	$23.10	Sale[3]
Andrew Johannesen	12/04/15	1,170	$23.84	Sale[3]
Andrew Johannesen	12/04/15	10,543	$23.23	Sale[2]
Andrew Johannesen	02/06/16	1,330	$20.76	Sale[2]
Andrew Johannesen	02/26/16	1,063	$22.64	Sale[2]
Andrew Johannesen	03/08/16	6,579	$20.67	Purchase[5]
John D. Held	02/06/14	11,583	$10.36	Purchase[1]
John D. Held	05/12/14	14,730	$4.02	Conversion[4]
John D. Held	05/12/14	14,730	$14.40	Sale[4]
John D. Held	05/27/14	200	$4.02	Conversion[4]
John D. Held	05/27/14	200	$14.40	Sale[4]
John D. Held	05/30/14	14,443	$4.02	Conversion[4]
John D. Held	05/30/14	14,443	$14.48	Sale[4]
John D. Held	06/02/14	25,477	$4.02	Conversion[4]
John D. Held	06/02/14	25,477	$14.58	Sale[4]
John D. Held	06/03/14	450	$4.02	Conversion[4]

John D. Held	06/03/14	400	$14.65	Sale[4]
John D. Held	06/03/14	50	$14.53	Sale[4]
John D. Held	06/04/14	1,272	$4.02	Conversion[4]
John D. Held	06/04/14	1,272	$14.65	Sale[4]
John D. Held	06/05/14	17,928	$4.02	Conversion[4]
John D. Held	06/05/14	7,928	$14.65	Sale[4]
John D. Held	06/05/14	10,000	$14.70	Sale[4]
John D. Held	06/06/14	11,765	$4.65	Conversion[4]
John D. Held	06/06/14	11,565	$14.75	Sale[4]
John D. Held	06/06/14	200	$14.80	Sale[4]
John D. Held	08/25/14	94,975	$4.65	Conversion[4]
John D. Held	08/25/14	94,975	$14.90	Sale[4]
John D. Held	08/26/14	64,825	$4.65	Conversion[4]
John D. Held	08/26/14	64,825	$15.09	Sale[4]
John D. Held	08/28/14	20,000	$4.65	Conversion[4]
John D. Held	08/28/14	20,000	$15.20	Sale[4]
John D. Held	12/12/14	9,800	$9.25	Sale[2]
John D. Held	02/06/15	1,081	$11.11	Sale[2]
John D. Held	02/26/15	11,893	$10.93	Purchase[1]
John D. Held	08/06/15	29,150	$7.07	Conversion[4]
John D. Held	08/06/15	29,150	$15.38	Sale[4]
John D. Held	08/07/15	24,767	$7.07	Conversion[4]
John D. Held	08/07/15	24,767	$15.62	Sale[4]
John D. Held	08/10/15	33,383	$7.07	Conversion[4]
John D. Held	08/10/15	33,383	$16.05	Sale[4]
John D. Held	08/11/15	37,700	$7.07	Conversion[4]
John D. Held	08/11/15	37,700	$16.78	Sale[4]
John D. Held	12/04/15	10,488	$23.32	Sale[2]
John D. Held	02/06/16	1,251	$20.76	Sale[2]
John D. Held	02/26/16	1,059	$22.64	Sale[2]
John D. Held	03/08/16	6,289	$20.67	Purchase[5]
Dr. Mark E. Griffin	02/06/14	11,583	$10.36	Purchase[1]
Dr. Mark E. Griffin	05/12/14	9,454	$3.75	Conversion[4]
Dr. Mark E. Griffin	05/12/14	200	$13.85	Sale[2]
Dr. Mark E. Griffin	05/12/14	100	$13.86	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$13.90	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$13.93	Sale[4]
Dr. Mark E. Griffin	05/12/14	300	$13.96	Sale[4]
Dr. Mark E. Griffin	05/12/14	200	$13.97	Sale[4]
Dr. Mark E. Griffin	05/12/14	200	$13.99	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.00	Sale[4]
Dr. Mark E. Griffin	05/12/14	200	$14.01	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.02	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.08	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.10	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.14	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.15	Sale[4]
Dr. Mark E. Griffin	05/12/14	4	$14.16	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.17	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.18	Sale[4]
Dr. Mark E. Griffin	05/12/14	200	$14.23	Sale[4]
Dr. Mark E. Griffin	05/12/14	1,100	$14.24	Sale[4]
Dr. Mark E. Griffin	05/12/14	1,100	$14.25	Sale[4]
Dr. Mark E. Griffin	05/12/14	600	$14.26	Sale[4]
Dr. Mark E. Griffin	05/12/14	1,100	$14.27	Sale[4]
Dr. Mark E. Griffin	05/12/14	500	$14.28	Sale[4]
Dr. Mark E. Griffin	05/12/14	900	$14.29	Sale[4]
Dr. Mark E. Griffin	05/12/14	500	$14.30	Sale[4]
Dr. Mark E. Griffin	05/12/14	400	$14.32	Sale[4]

Dr. Mark E. Griffin	05/12/14	350	$14.33	Sale[4]
Dr. Mark E. Griffin	05/12/14	100	$14.34	Sale[4]
Dr. Mark E. Griffin	05/12/14	400	$14.36	Sale[4]
Dr. Mark E. Griffin	05/12/14	546	$3.75	Conversion[4]
Dr. Mark E. Griffin	05/12/14	200	$14.39	Sale[4]
Dr. Mark E. Griffin	05/12/14	346	$14.40	Sale[4]
Dr. Mark E. Griffin	06/05/14	5,335	$4.65	Conversion[4]
Dr. Mark E. Griffin	06/05/14	5,335	$14.74	Sale[4]
Dr. Mark E. Griffin	06/06/14	4,157	$4.65	Conversion[4]
Dr. Mark E. Griffin	06/06/14	4,157	$14.74	Sale[4]
Dr. Mark E. Griffin	08/07/14	2,300	$4.65	Conversion[4]
Dr. Mark E. Griffin	08/07/14	2,300	$14.77	Sale[4]
Dr. Mark E. Griffin	08/22/14	708	$4.65	Conversion[4]
Dr. Mark E. Griffin	08/22/14	708	$14.72	Sale[4]
Dr. Mark E. Griffin	08/25/14	27,500	$4.65	Conversion[4]
Dr. Mark E. Griffin	08/25/14	27,500	$14.84	Sale[4]
Dr. Mark E. Griffin	12/12/14	9,800	$9.25	Sale[2]
Dr. Mark E. Griffin	02/06/15	1,081	$11.11	Sale[2]
Dr. Mark E. Griffin	02/26/15	11,893	$10.93	Purchase[1]
Dr. Mark E. Griffin	08/06/15	20,000	$4.65	Conversion[4]
Dr. Mark E. Griffin	08/06/15	20,000	$14.86	Sale[4]
Dr. Mark E. Griffin	08/11/15	14,118	$4.65	Conversion[4]
Dr. Mark E. Griffin	08/11/15	14,118	$17.04	Sale[4]
Dr. Mark E. Griffin	08/12/15	9,216	$4.65	Conversion[4]
Dr. Mark E. Griffin	08/12/15	9,216	$16.91	Sale[4]
Dr. Mark E. Griffin	11/06/15	535	$7.07	Conversion[4]
Dr. Mark E. Griffin	11/06/15	535	$21.50	Sale[4]
Dr. Mark E. Griffin	11/09/15	19,904	$7.07	Conversion[4]
Dr. Mark E. Griffin	11/09/15	19,904	$21.60	Sale[4]
Dr. Mark E. Griffin	11/10/15	29,561	$7.07	Conversion[4]
Dr. Mark E. Griffin	11/10/15	29,561	$21.83	Sale[4]
Dr. Mark E. Griffin	12/04/15	14,683	$23.32	Sale[2]
Dr. Mark E. Griffin	02/06/16	1,251	$20.76	Sale[2]
Dr. Mark E. Griffin	02/26/16	1,059	$22.64	Sale[2]
Dr. Mark E. Griffin	03/08/16	6,289	$20.67	Purchase[5]
Mark A. Livingston	08/31/15	3,533	$16.98	Purchase[5]
Mark A. Livingston	03/08/16	1,935	$20.67	Purchase[5]
Montgomery C. Deihl	02/06/14	5,791	$10.36	Purchase[1]
Montgomery C. Deihl	06/05/15	4,000	$5.37	Conversion[4]
Montgomery C. Deihl	06/05/15	4,000	$14.59	Sale[4]
Montgomery C. Deihl	02/06/15	540	$11.11	Sale[2]
Montgomery C. Deihl	02/26/15	6,175	$10.93	Purchase[1]
Montgomery C. Deihl	12/04/15	3,310	$23.32	Sale[2]
Montgomery C. Deihl	02/06/16	742	$20.76	Sale[2]
Montgomery C. Deihl	02/26/16	748	$22.64	Sale[2]
Montgomery C. Deihl	03/08/16	3991	$20.67	Purchase[5]
Joseph R. Vidal	02/26/15	2,168	$10.93	Purchase[1]
Joseph R. Vidal	03/08/16	4,354	$20.67	Purchase[5]

1	Restricted stock award grant under 2006 Long Term Incentive Plan.

2	Payment of tax liability by withholding Common Stock incident to vesting of Common Stock award issued in accordance with Rule 16b-3.

3	Restricted stock award vested and shares sold automatically pursuant to Trading Plan (SEC Rule 10b5-1) in order to satisfy additional tax liability.

4	Stock option exercised and shares sold automatically pursuant to Trading Plan (SEC Rule 10b5-1).

5	Restricted stock award grant under 2015 Long Term Incentive Plan.

6	Shares sold automatically pursuant to Trading Plan (SEC Rule 10b5-1).

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither we nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or this Proxy Statement and based on the information provided by each Participant, neither we nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Appendix B

FIRST AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF OMEGA PROTEIN CORPORATION

This First Amendment to the Amended and Restated Bylaws of Omega Protein Corporation, a Nevada corporation (the “Corporation”), is dated as of [●], 2016 (this “First Amendment”).

Recitals

A.	The Amended and Restated Bylaws of the Corporation (the “Bylaws”) were previously amended and restated on November 5, 2015 by resolution of the Board of Directors of the Corporation (the “Board”).

B.

The Board has recommended to the holders of the outstanding shares of Common Stock of the Corporation (such shares, the “Common Stock”) the adoption of, and the holders of 66 2/3% of the voting power of the Common Stock have approved, the amendment to the Bylaws as set forth below, in accordance with Article XI of the Articles of Incorporation of the Corporation and Article VIII of the Bylaws, effective as of the date of this First Amendment.

Amendment

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1.	Article II is hereby amended to delete Section 2.4.1 in its entirety and replace it with the following:

“Section 2.4.1. At any meeting of stockholders, the class of directors to be elected at the meeting shall be elected by a majority of votes cast by the holders of shares entitled to vote in the election at the meeting at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected for such class, then the class of directors shall be elected by a plurality of the votes cast. For purposes of this Section 2.4.1, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Unless the director election standard is a plurality, if an incumbent director is not elected by a majority of the votes cast, the incumbent director shall tender his or her resignation to the Board of Directors for consideration following the certification of the election results. The Corporate Governance and Nominating Committee shall consider the resignation and make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation or whether other action should be taken. The Board shall then consider each tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and the stockholders. Within 90 days from the date of the certification of the election results, the Corporation shall publicly disclose the decision of the Board of Directors, and, if applicable, the Board’s reasons for rejecting a tendered resignation. An incumbent director who tenders his or her resignation for consideration shall not participate in the Corporate Governance and Nominating Committee’s recommendation or the Board of Directors’ decision, or any deliberations related thereto. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2.4.1, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 2.4.2 or may decrease the size of the Board of Directors pursuant to Section 2.2.1. The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.”

B-1

2.	Except as amended by this First Amendment, the Bylaws remain the same and in full force and effect.

B-2

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION, DATED MAY 18, 2016

ANNUAL MEETING OF STOCKHOLDERS OF

OMEGA PROTEIN CORPORATION

[●], 2016

PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

INTERNET – Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your WHITE Proxy Card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-421-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your WHITE Proxy Card available when you call.

Vote online/by phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your WHITE Proxy Card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

If you vote by Internet or by telephone, you do NOT need to mail back your WHITE Proxy Card.
Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your WHITE Proxy Card.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting of Stockholders, Proxy Statement, WHITE Proxy Card
and Annual Report to Stockholders for the fiscal year ended December 31, 2015 are available at http://www.astproxyportal.com/ast/03646

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

■ 20330303000000001000 6 062515

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS:

NOMINEES

☐ **FOR ALL NOMINEES** ○ **Bret D. Scholtes**
○ **David H. Clarke**
☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES** ○ **Gary J. Ermers**

☐ **FOR ALL EXCEPT**
(See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2016.	☐	☐	☐
3. ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.	☐	☐	☐
4. ADOPTION OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS.	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this Proxy in the enclosed envelope.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Signature of Stockholder ______ Date ______ Signature of Stockholder ______ Date ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by authorized person.

■ ■

W
H
I
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P
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O
X
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OMEGA PROTEIN CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OMEGA PROTEIN CORPORATION

The undersigned hereby appoints Bret D. Scholtes, Andrew C. Johannesen and John D. Held and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Omega Protein Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held at [●], on [●], 2016 or at any adjournment or postponement thereof, as follows:

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned stockholder further hereby ratifies all that the said proxies may do by virtue hereof. If any nominee named on the reverse side is unable to serve or for good cause will not serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of the 2016 Annual Meeting of Stockholders and Proxy Statement dated [●], 2016 and the Annual Report to Stockholders furnished in connection therewith.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY.
(Continued and to be signed on the reverse side)

■ 1.1 14475 ■